SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.      )
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WESTERN DIGITAL CORPORATION

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Dear Stockholder:

We cordially invite you to attend our Annual Meeting of Stockholders to be held at The Westin South Coast Plaza located at 686 Anton Boulevard, Costa Mesa, California 92626 on Tuesday, February 6, 2007 at 10:00 a.m., local time. Our Board of Directors and management look forward to welcoming you there.

We are holding the Annual Meeting for the following purposes:

1. To elect ten directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 29, 2007; and

3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF EACH OF THE TEN DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Whether or not you are able to attend the meeting, it is important that your shares be represented, no matter how many shares you own. This year you may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. We urge you to promptly mark, sign, date and mail your proxy or voting instruction card in the return envelope provided or provide voting instructions electronically via the Internet or by telephone.

On behalf of the Board of Directors, thank you for your continued support.

Matthew E. Massengill
Chairman of the Board

December 15, 2006

20511 Lake Forest Drive
Lake Forest, California 92630-7741

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 6, 2007

To the Stockholders of
WESTERN DIGITAL CORPORATION:

Our 2006 Annual Meeting of Stockholders will be held at The Westin South Coast Plaza located at 686 Anton Boulevard, Costa Mesa, California 92626 on Tuesday, February 6, 2007 at 10:00 a.m., local time, for the following purposes:

1. To elect ten directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 29, 2007; and

3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Any action on the items described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting is properly adjourned or postponed.

Only stockholders of record at the close of business on December 14, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors

Raymond M. Bukaty
Senior Vice President, Administration,
General Counsel and Secretary

Lake Forest, California
December 15, 2006

ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED RETURN ENVELOPE PROVIDED OR BY TRANSMITTING YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR MORE DETAILS ON VOTING. RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION CARD PROMPTLY WILL ASSIST US IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION. SUBMITTING YOUR PROXY CARD OR VOTING INSTRUCTION CARD DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

20511 Lake Forest Drive
Lake Forest, California 92630-7741

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
February 6, 2007

Our Board of Directors solicits your proxy for the 2006 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on February 6, 2007 at The Westin South Coast Plaza located at 686 Anton Boulevard, Costa Mesa, California 92626, and at any and all adjournments or postponements of the Annual Meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” We are first mailing this Proxy Statement and the accompanying form of proxy to our stockholders on or about December 22, 2006.

VOTING

Record Date and Quorum

Only stockholders of record at the close of business on December 14, 2006 will be entitled to notice of and to vote at the Annual Meeting. On the record date, 222,564,726 shares of our common stock were outstanding.

The holders of a majority of our shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a properly executed proxy or voting instruction card, even if you abstain from voting, your shares will be counted for purposes of determining the presence or absence of a quorum. If a broker, trustee or other nominee indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Submitting Your Proxy

Most stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. However, if you hold shares directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and we are sending these proxy materials directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

If your shares are held in a brokerage account or by a trustee or other nominee, you are considered the beneficial owner of these shares held in “street name,” and your broker, trustee or nominee is forwarding these proxy materials to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also entitled to attend the Annual Meeting; however, you may not vote these shares in person at the Annual Meeting unless you obtain from the broker, trustee or nominee that holds your shares a “legal proxy” giving you the right to vote the shares in person at the Annual Meeting.

If you complete and submit your proxy or voting instruction card, the persons named as proxies will vote the shares represented by your proxy or voting instruction card in accordance with your instructions. If you submit a proxy or voting instruction card but do not complete the voting instructions on the proxy or voting instruction card, the persons named as proxies will vote the shares represented by your proxy FOR election of each of the ten director nominees named in Proposal 1 and FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 29, 2007 in Proposal 2.

Revoking Your Proxy

You have the power to revoke your proxy or voting instructions at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by submitting a written notice of revocation to our Secretary, by submitting a duly executed written proxy bearing a later date to change your vote, or by providing new voting instructions electronically via the Internet or by telephone. A proxy will not be voted if the stockholder of record who executed it is present at the Annual Meeting and votes the shares represented by the proxy in person at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the ten director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

For purposes of Proposal 1, director nominees receiving the majority of votes cast (that is, the number of shares voted “for” the director exceeds the number of votes cast “against” that director) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. Proposal 2 to ratify the appointment of our independent registered public accounting firm for fiscal 2007 requires the affirmative approval of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director must receive the majority of the votes cast with respect to that director. Shares not present or represented at the meeting and shares voting “abstain” will be entirely excluded from the vote and will have no effect on the election of directors. For Proposal 2 to ratify the appointment of our independent registered public accounting firm for fiscal 2007, we treat abstentions as shares present or represented and entitled to vote at the Annual Meeting, so abstaining has the same effect as a negative vote. Broker non-votes (shares held by brokers, trustees or other nominees who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers) on a proposal are not deemed to be entitled to vote for the purpose of determining whether stockholders have approved that matter and, therefore, will not be counted in determining the outcome of the vote on that matter. Please note that all proposals discussed in this Proxy Statement are considered routine and that brokers, trustees or nominees who have not received voting instructions from their customers may vote their customers’ shares on the election of directors in Proposal 1 and on the ratification of KPMG LLP as our independent registered public accounting firm in Proposal 2.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of December 14, 2006, by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each director and each nominee for election as a member of our Board of Directors, (3) each of the executive officers named in the Summary Compensation Table on page 20, and (4) all current directors and executive officers as a group. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G filed with the Securities and Exchange Commission.

	Amount and
	Nature of	Percent
	Beneficial	of
Beneficial Owner	Ownership(1)	Class(2)

Greater than 5% Stockholders:
Barclays Global Investors, NA., and certain affiliates
45 Fremont Street, San Francisco, CA 94105(3)	22,089,179	9.9%
Goldman Sachs Asset Management, L.P.
32 Old Slip, New York, NY 10005(4)	20,424,813	9.2%
FMR Corp.
82 Devonshire Street, Boston, MA 02109(5)	17,850,940	8.0%
LSV Asset Management
1 N. Wacker Drive, Suite 4000, Chicago, IL 60606(6)	11,295,428	5.1%
Mellon Financial Corporation
One Mellon Center, Pittsburgh, Pennsylvania 15258(7)	11,117,862	5.0%
Directors:
Peter D. Behrendt(8)(9)	83,645	*
Kathleen A. Cote(8)	25,625	*
Henry T. DeNero(8)	49,166	*
William L. Kimsey(8)	26,875	*
Michael D. Lambert(8)	57,125	*
Roger H. Moore(8)	45,625	*
Thomas E. Pardun(8)(10)	55,625	*
Executive Officers:
Matthew E. Massengill(11)(12)	1,171,608	*
Arif Shakeel(11)(12)	1,613,049	*
John F. Coyne(11)(12)	466,096	*
Raymond M. Bukaty(12)	188,463	*
Stephen D. Milligan(12)	299,740	*
Hossein M. Moghadam(12)	140,178	*
All Directors and Executive Officers as a group (13 persons)(13)	4,222,820	1.9%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	We determine beneficial ownership in accordance with the rules of the Securities and Exchange Commission. We deem shares subject to options that are currently exercisable or exercisable within 60 days after December 14, 2006 outstanding for purposes of computing the share amount and the percentage ownership of the person holding such stock options, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person.

(2)	Except as otherwise noted below, we determine applicable percentage ownership on 222,564,726 shares of our common stock outstanding as of December 14, 2006.

(3)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on October 10, 2006 by Barclays Global Investors, NA., and certain affiliates.

(4)	Beneficial and percentage ownership information is based on information contained in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 3, 2006 by Goldman Sachs Asset Management, L.P.

(5)	Beneficial and percentage ownership information is based on information contained in Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by FMR Corp. and Edward C. Johnson III. According to the schedule, Fidelity Management & Research Company (a wholly owned subsidiary of FMR Corp.) beneficially owns 16,041,310 shares, representing 7.2% of our outstanding common stock. The schedule also discloses that members of Mr. Johnson’s family are the predominant owners of Class B shares of FMR Corp., representing 49% of the voting power of FMR Corp., and all Class B shareholders have entered into a shareholders’ agreement under which their shares will be voted in accordance with the majority vote of Class B shares. As such, members of Mr. Johnson’s family may be deemed to be members of a controlling group with respect to FMR Corp. Additionally, the schedule discloses that a partnership controlled predominantly by members of Mr. Johnson’s family has the power to vote approximately 38% of the total voting stock of Fidelity International Limited, or FIL. FMR Corp. and FIL are of the view, however, that they are not acting as a group and that they are not otherwise required to attribute beneficial ownership of our common stock to one another.

(6)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006 by LSV Asset Management.

(7)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006 by Mellon Financial Corporation.

(8)	Includes shares of our common stock that may be acquired within 60 days after December 14, 2006 through the exercise of stock options as follows: Mr. Behrendt (58,125), Ms. Cote (25,625), Mr. DeNero (45,625), Mr. Kimsey (26,875), Mr. Lambert (50,625), Mr. Moore (45,625), and Mr. Pardun (50,625). Does not include shares representing deferred stock units credited to accounts in our Deferred Compensation Plan as of December 14, 2006, as to which participants currently have no voting or investment power, as follows: Mr. Behrendt (2,120), Ms. Cote (31,309), Mr. DeNero (45,487), Mr. Kimsey (4,828), Mr. Moore (57,567), and Mr. Pardun (19,851).

(9)	Includes 750 shares of our common stock held by Mr. Behrendt’s children.

(10)	Includes 5,000 shares of our common stock held in a family trust.

(11)	Messrs. Massengill, Shakeel and Coyne are also members of our Board of Directors.

(12)	Includes shares of our common stock that may be acquired within 60 days after December 14, 2006 through the exercise of stock options as follows: Mr. Massengill (612,150), Mr. Shakeel (112,500), Mr. Coyne (134,896), Mr. Bukaty (86,501), Mr. Milligan (66,843) and Dr. Moghadam (52,501).

(13)	Includes 1,368,516 shares of our common stock that may be acquired within 60 days after December 14, 2006 through the exercise of stock options by our directors and each of our executive officers. Does not include 161,162 shares of our common stock representing deferred stock units as described in footnote 8 above.

PROPOSAL 1

ELECTION OF DIRECTORS

Our directors each serve a one-year term and are subject to re-election at each annual meeting of stockholders. Upon the recommendation of the Governance Committee, our Board of Directors has nominated all ten of the current directors for re-election to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently, the authorized number of directors on our Board of Directors is ten.

Nominees for Election

Our nominees for election to our Board of Directors at the Annual Meeting include seven independent directors, as defined by the applicable listing standards of the New York Stock Exchange, and three members of our senior management. Each of the nominees is currently a member of our Board of Directors and has consented to serve as a director if elected. If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted FOR each of the ten nominees recommended by our Board of Directors. If you wish to give specific instructions with respect to the election of directors, you may do so by indicating your instructions on your proxy or voting instruction card. In the event that, before the Annual Meeting, any of the nominees for director should become unable to serve if elected, the persons named as proxies may vote for a substitute nominee designated by our existing Board of Directors to fill the vacancy or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors. Our Board of Directors has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director.

The following biographical information for each of the ten nominees has been furnished by the nominee:

Matthew E. Massengill, 45, has been a member of our Board of Directors since January 2000. He joined us in 1985 and has served in various executive capacities. From October 1999 until January 2000, he served as Chief Operating Officer, from January 2000 until January 2002, he served as President, and from January 2000 until October 2005, he served as Chief Executive Officer. Mr. Massengill has served as Chairman of the Board of Directors since November 2001. He is also a director of ViewSonic Corporation.

Peter D. Behrendt, 68, has been a member of our Board of Directors since 1994. He was Chairman of Exabyte Corporation, a manufacturer of computer tape storage products, from January 1992 until he retired in January 1998 and was President and Chief Executive Officer of Exabyte Corporation from July 1990 to January 1997. Mr. Behrendt is currently a venture partner with NEA, a California-based venture fund. He is also a director of Infocus Corporation.

Kathleen A. Cote, 57, has been a member of our Board of Directors since January 2001. Ms. Cote was the Chief Executive Officer of Worldport Communications, Inc., a European provider of Internet managed services, from May 2001 to June 2003. From September 1998 until May 2001, she served as President of Seagrass Partners, a provider of expertise in business planning and strategic development for early stage companies. From November 1996 until January 1998, she served as President and Chief Executive Officer of Computervision Corporation, an international supplier of product development and data management software. She is also a director of Forgent Networks, Inc.

John F. Coyne, 56, has been a member of our Board of Directors since October 2006. Mr. Coyne joined us in 1983 and has served in various executive capacities. From November 2002 until June 2005, Mr. Coyne served as Senior Vice President, Worldwide Operations, from June 2005 until September 2005, he served as Executive Vice President, Worldwide Operations and from November 2005 until June 2006, he served as Executive Vice President and Chief Operations Officer. Effective June 2006, he was named President and Chief Operating Officer.

Henry T. DeNero, 60, has been a member of our Board of Directors since June 2000. He was Chairman and Chief Executive Officer of Homespace, Inc., a provider of Internet real estate and home services, from January 1999 until it was acquired by LendingTree, Inc. in August 2000. From July 1995 to January 1999, he

was Executive Vice President and Group Executive, Commercial Payments for First Data Corporation, a provider of information and transaction processing services. Prior to 1995, he was Vice Chairman and Chief Financial Officer of Dayton Hudson Corporation, a general merchandise retailer, and was previously a Director of McKinsey & Company, a management consulting firm. He is also a director of Banta Corporation, Digital Insight Corporation, PortalPlayer, Inc., THQ, Inc. and Vignette Corp.

William L. Kimsey, 64, has been a member of our Board of Directors since March 2003. He is a veteran of 32 years’ service with Ernst & Young, a global independent auditing firm, and became that firm’s Global Chief Executive Officer. Mr. Kimsey served at Ernst & Young as director of management consulting in St. Louis, office managing partner in Kansas City, Vice Chairman and Southwest Region managing partner in Dallas, Vice Chairman and West Region managing partner in Los Angeles, Deputy Chairman and Chief Operating Officer and, from 1998 to 2002, Chief Executive Officer and a global board member. He is also a director of Accenture Ltd., NAVTEQ Corporation and Royal Caribbean Cruises Ltd.

Michael D. Lambert, 59, has been a member of our Board of Directors since August 2002. From 1996 until he retired in May 2002, Mr. Lambert served as Senior Vice President for Dell Inc.’s Enterprise Systems Group. During that period, he also participated as a member of a six-man operating committee at Dell, which reported to the Office of the Chairman. Mr. Lambert served as Vice President, Sales and Marketing for Compaq Computer Corporation from 1993 to 1996. Prior to that, for four years, he ran the Large Computer Products division at NCR/AT&T Corporation as Vice President and General Manager. Mr. Lambert began his career with NCR Corporation, where he served for 16 years in product management, sales and software engineering capacities. He is also a director of Vignette Corp.

Roger H. Moore, 64, has been a member of our Board of Directors since June 2000. Mr. Moore served as President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, from January 1996 until it was acquired by Verisign, Inc. in December 2001 and he retired at that time. He was a member of Illuminet’s Board of Directors from July 1998 until December 2001. From September 1998 to October 1998, he served as President, Chief Executive Officer and as a director of VINA Technologies, Inc., a telecommunications equipment company. From November 1994 to December 1995, he served as Vice President of major accounts of Northern Telecom. He is also a director of Arbinet-thexchange, Inc., Consolidated Communications Holdings, Inc., Tut Systems, Inc., and Verisign, Inc.

Thomas E. Pardun, 63, has been a member of our Board of Directors since 1993. Mr. Pardun served as Chairman of our Board of Directors from January 2000 until November 2001 and as Chairman of the Board and Chief Executive Officer of Edge2net, Inc., a provider of voice, data and video services, from November 2000 until September 2001. Mr. Pardun was President of MediaOne International Asia Pacific (previously U.S. West International, Asia-Pacific, a subsidiary of U.S. West, Inc.), an owner/operator of international properties in cable television, telephone services, and wireless communications companies, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint, as well as President of Sprint’s West Division and Senior Vice President of Business Development for United Telecom, a predecessor company to Sprint. Mr. Pardun also held a variety of management positions during a 19-year tenure with IBM, concluding as Director of product-line evaluation. He is also a director of CalAmp Corporation and Occam Networks, Inc.

Arif Shakeel, 51, has been a member of our Board of Directors since September 2004. Mr. Shakeel joined us in 1985 and has served in various executive capacities. From February 2000 until April 2001, he served as Executive Vice President and General Manager of Hard Disk Drive Solutions, from April 2001 until January 2003, he served as Executive Vice President and Chief Operating Officer, and from January 2002 until June 2006, he served as President. He was named Chief Executive Officer in October 2005.

Vote Required and Recommendation of the Board of Directors

In May 2006, our Board of Directors approved an amendment to our Bylaws to require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (in other words, the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election where the number of nominees exceeds the number of directors to be elected, a plurality voting standard will apply and the nominees receiving the greatest number of votes at the Annual Meeting up to the number of ten authorized directors will be elected. In the case of an uncontested election, if a nominee who is serving as a director is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board of Directors as a “holdover director.” However, under our Bylaws, any incumbent director who fails to be elected must offer to tender his or her resignation to the Board of Directors. If such director conditions his or her resignation on acceptance by our Board of Directors, the Governance Committee will then make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether other action should be taken. Our Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. A nominee who was not already serving as a director and is not elected at the Annual Meeting by a majority of the votes cast with respect to such director’s election will not be elected to our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

Corporate Governance

Corporate Governance Guidelines and Code of Business Ethics.  Our Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for the governance of Western Digital and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to stockholders. Our Board of Directors has also adopted a Code of Business Ethics that applies to all of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller. The current versions of the Corporate Governance Guidelines and the Code of Business Ethics are available on our website under the Governance section at www.westerndigital.com and are available in print to any stockholder who delivers a written request to our Secretary at our principal executive offices. In accordance with rules adopted by the Securities and Exchange Commission and the New York Stock Exchange, we intend to disclose future amendments to certain provisions of the Code of Business Ethics, or waivers of such provisions granted to executive officers and directors, on our website under the Governance section at www.westerndigital.com.

Director Independence.  Our Board of Directors has reviewed and discussed information provided by the directors and our company with regard to each director’s business and personal activities as they may relate to Western Digital or its management. Based on its review of this information and all other relevant facts and circumstances, our Board of Directors has affirmatively determined that, except for serving as a member of our Board of Directors, none of Messrs. Behrendt, DeNero, Kimsey, Lambert, Moore and Pardun or Ms. Cote has any relationship, material or immaterial, with Western Digital either directly or as a partner, shareholder or officer of an organization that has a relationship with Western Digital, and that each of such directors qualifies as “independent” as defined by the listing standards of the New York Stock Exchange. Messrs. Massengill, Shakeel and Coyne are each full-time, executive-level employees of Western Digital; therefore, Messrs. Massengill, Shakeel and Coyne are not “independent” as defined by the corporate governance listing standards of the New York Stock Exchange.

Committees.

Our Board of Directors has standing Executive, Audit, Compensation and Governance Committees. The Governance Committee, among other things, performs functions similar to a nominating committee. Our Board of Directors usually determines the membership of these committees at its organizational meeting held immediately after the annual meeting of stockholders. The following table identifies the current members of the committees:

Director	Executive	Audit	Compensation	Governance

Matthew E. Massengill	Chair
Peter D. Behrendt
Kathleen A. Cote		✓		✓
John F. Coyne
Henry T. DeNero	✓	Chair
William L. Kimsey		✓
Michael D. Lambert			Chair
Roger H. Moore			✓	✓
Thomas E. Pardun	✓		✓	Chair(1)
Arif Shakeel

(1)	The Chairman of the Governance Committee also serves as our lead outside director and presides at all executive sessions of non-management directors.

Executive Committee.  The Executive Committee operates pursuant to a written charter that is available on our website under the Governance section at www.westerndigital.com. As described in further detail in the written charter of the Executive Committee, between meetings of our Board of Directors, the Executive Committee may exercise all of the powers of our Board of Directors (except those powers expressly reserved to the Board of Directors or to another committee by applicable law or the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange) in the management and direction of the business and conduct of the affairs of the company, subject to any specific directions given by the Board of Directors.

Audit Committee.  Our Board of Directors has determined that all members of the Audit Committee are independent as defined under the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission and that Mr. DeNero is an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission. The Board of Directors has also determined that Mr. Kimsey’s simultaneous service on three other public company audit committees will not impair his ability to effectively serve on our Audit Committee.

The Audit Committee operates pursuant to a written charter that is available on our website under the Governance section at www.westerndigital.com and is also available in print to any stockholder who delivers a written request to our Secretary at our principal executive offices. As described in further detail in the written charter of the Audit Committee, the key responsibilities of the Audit Committee include: (1) sole responsibility for the appointment, compensation, retention and oversight of our independent accountants and, where appropriate, the termination or replacement of the independent accountants; (2) an annual evaluation of the independent accountants’ qualifications, performance and independence, including a review and evaluation of the lead partner; (3) pre-approval of all auditing services and permissible non-auditing services to be performed by the independent accountants; (4) receipt and review of the reports from the independent accountants required annually and prior to the filing of any audit report by the independent accountants; (5) review and discussion with the independent accountants of any difficulties they encounter in the course of their audit work; (6) establishment of policies for the hiring of any current or former employee of the independent accountants; (7) review and discussion with management and the independent accountants of our annual and quarterly financial statements prior to their filing or public distribution; (8) general review and discussion with management of the presentation and information to be disclosed in our earnings press releases; (9) periodic review of the adequacy of our accounting and financial personnel resources; (10) periodic review and discussion of our internal control over financial reporting and review and discussion with our principal internal auditor of the scope and results of our internal audit program;

(11) review and discussion of our policies with respect to risk assessment and risk management; (12) preparation of the audit committee report included in this Proxy Statement; (13) establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of such complaints by company employees; (14) review of material pending legal proceedings involving us and other material contingent liabilities; and (15) review of any other matters relative to the audit of our accounts and preparation of our financial statements that the Audit Committee deems appropriate.

Compensation Committee.  Our Board of Directors has determined that all members of the Compensation Committee are independent as defined under the listing standards of the New York Stock Exchange. The Compensation Committee operates pursuant to a written charter that is available on our website under the Governance section at www.westerndigital.com and is also available in print to any stockholder who delivers a written request to our Secretary at our principal executive offices. As described in further detail in the written charter of the Compensation Committee, the Compensation Committee assists our Board of Directors and our management in defining our executive compensation policy and in carrying out various responsibilities relating to the compensation of our executive officers and directors, including: (1) evaluating and approving compensation for the Chief Executive Officer and for all other executive officers; (2) reviewing and making recommendations to the Board of Directors regarding non-employee director compensation; (3) overseeing the development and administration of our incentive and equity-based compensation plans, including the Incentive Compensation Plan, the 2004 Performance Incentive Plan, the Deferred Compensation Plan and the 2005 Employee Stock Purchase Plan; and (4) reviewing and making recommendations to the Board of Directors regarding changes to our benefit plans. The Compensation Committee is also responsible for preparing the annual report on executive compensation included in this Proxy Statement.

Governance Committee.  Our Board of Directors has determined that all members of the Governance Committee are independent as defined under the listing standards of the New York Stock Exchange. The Governance Committee, which (among other things) performs functions similar to a nominating committee, operates pursuant to a written charter that is available on our website under the Governance section at www.westerndigital.com and is also available in print to any stockholder who delivers a written request to our Secretary at our principal executive offices. As described in further detail in the written charter of the Governance Committee, the key responsibilities of the Governance Committee include: (1) evaluating and recommending to the Board of Directors the size and composition of the Board of Directors and the size, composition and functions of the Board of Directors committees; (2) developing and recommending to the Board of Directors a set of criteria for membership; (3) identifying, evaluating, attracting, and recommending director candidates for membership on the Board of Directors, including directors for election at the annual meeting of stockholders; (4) making recommendations to the Board of Directors on such matters as the retirement age, tenure and resignation of directors; (5) managing the Board of Directors performance review process and reviewing the results with the Board of Directors on an annual basis; (6) overseeing the evaluation of the Chief Executive Officer by the Compensation Committee; (7) developing and recommending to the Board of Directors a set of corporate governance principles; and (8) reviewing and making recommendations to the Board of Directors regarding proposals of stockholders that relate to corporate governance.

Whenever a vacancy occurs on our Board of Directors, the Governance Committee is responsible for identifying and attracting one or more candidates to fill that vacancy, evaluating each candidate and recommending a candidate for selection by the full Board of Directors. In addition, the Governance Committee is responsible for recommending nominees for election or re-election to the Board of Directors at each annual meeting of stockholders. The Governance Committee is authorized to use any methods it deems appropriate for identifying candidates for Board of Directors membership, including considering recommendations from stockholders. The Governance Committee is authorized to engage outside search firms to identify suitable candidates, but did not engage any third party for this purpose during fiscal 2006.

While the Governance Committee has no specific minimum qualifications in evaluating a director candidate, the Governance Committee has adopted a policy regarding critical factors to be considered in selecting director nominees which include: the nominee’s personal and professional ethics, integrity and values; the nominee’s intelligence, judgment, foresight, skills, experience (including understanding of marketing, finance, our technology and other elements relevant to the success of a company such as ours) and achievements, all of which the

Governance Committee views in the context of the overall composition of the Board of Directors; the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director; having a majority of independent directors on the Board of Directors; and representation of the long-term interests of the stockholders as a whole and a diversity of backgrounds and expertise which are most needed and beneficial to the Board of Directors and to Western Digital.

A stockholder may recommend a director candidate to the Governance Committee by delivering a written notice to our Secretary at our principal executive offices and including the following in the notice: (1) the name and address of the stockholder as they appear on our books or other proof of share ownership; (2) the class and number of shares of our common stock beneficially owned by the stockholder as of the date the stockholder gives written notice; (3) a description of all arrangements or understandings between the stockholder and the director candidate and any other person(s) pursuant to which the recommendation or nomination is to be made by the stockholder; (4) the name, age, business address and residence address of the director candidate and a description of the director candidate’s business experience for at least the previous five years; (5) the principal occupation or employment of the director candidate; (6) the class and number of shares of our common stock beneficially owned by the director candidate; (7) the consent of the director candidate to serve as a member of our Board of Directors if elected; and (8) any other information required to be disclosed with respect to such director candidate in solicitations for proxies for the election of directors pursuant to applicable rules of the Securities and Exchange Commission. The Governance Committee may require additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of our Board of Directors.

The Governance Committee will evaluate director candidates recommended by stockholders for election to our Board of Directors in the same manner and using the same criteria as used for any other director candidate. If the Governance Committee determines that a stockholder-recommended candidate is suitable for Board of Directors membership, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board of Directors vacancy or in connection with the next annual meeting of stockholders. Stockholders recommending candidates for consideration by the Board of Directors in connection with the next annual meeting of stockholders should submit their written recommendation no later than June 1 of the year of that meeting.

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Governance Committee as described above) must deliver written notice to our Secretary within the time periods set forth on page 37 below under “Stockholder Proposals for 2007” and in the manner further described in Section 2.11 of our Bylaws.

Equity Awards Committee.  During fiscal 2006, we also had a standing Equity Awards Committee that our Board of Directors established in March 2005, which most recently consisted of Mr. Shakeel as the sole member. Our Board of Directors eliminated the Equity Awards Committee as a separate committee of our Board of Directors on October 7, 2006. Until this time, our Board of Directors delegated to the Equity Awards Committee limited authority to approve and establish the terms of stock options, restricted stock and restricted stock unit awards granted to eligible participants under our 2004 Performance Incentive Plan. Among other things, our Board of Directors required that all recipients of awards approved by the Equity Awards Committee be employees on our payroll or the payroll of one of our subsidiaries as of the grant date and could not include our executive and Section 16 officers. The Equity Awards Committee had limited discretion to specify the terms and conditions of awards it approved, subject to guidelines pre-established by our Board of Directors. Further, our Board of Directors specified a maximum number of shares of our common stock that could be subject to awards approved by the Equity Awards Committee to any one individual or during any six-month period. The Board of Directors also required the Equity Awards Committee to report periodically to the Compensation Committee of our Board of Directors.

Meetings and Attendance.  During fiscal 2006, there were ten meetings of the Board of Directors, fifteen meetings of the Audit Committee, thirteen meetings of the Compensation Committee, two meetings of the Executive Committee and four meetings of the Governance Committee. In addition, the Equity Awards Committee acted by written consent a total of 28 times during fiscal 2006. Each of the directors attended 75% or more of the total number of meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which he or she served during the period that he or she served.

Our Board of Directors strongly encourages each director to attend our annual meeting of stockholders. All of our directors attended last year’s annual meeting of stockholders.

Communicating with Directors.  Our Board of Directors provides a process for stockholders to send communications to the Board of Directors, or to individual directors or groups of directors. In addition, interested parties may communicate with the lead director (who presides over executive sessions of the non-management directors) or with the non-management directors as a group. The Board of Directors recommends that stockholders and other interested parties initiate any communications with the Board of Directors (or individual directors or groups of directors) in writing and send them in care of our Secretary. These communications should be sent by mail to Raymond M. Bukaty, Secretary, Western Digital Corporation, 20511 Lake Forest Drive, Lake Forest, California 92630-7741. This centralized process will assist the Board of Directors in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended Board of Directors recipient or recipients should be clearly noted in the communication (including whether the communication is intended only for the Board’s lead director or non-management directors as a group). The Board of Directors has instructed the Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and not to forward any items deemed to be of a purely commercial or frivolous nature (such as spam) or otherwise obviously inappropriate for the intended recipient’s consideration. In such cases, the Secretary may forward some of the correspondence elsewhere within Western Digital for review and possible response.

Director Compensation

Director Fees.  Effective January 1, 2006, non-employee directors receive an annual retainer of $75,000 payable on January 1 of each year, or if they join the Board of Directors at a later date, they receive a proportion of the annual fee corresponding to the period for which they serve. Effective January 1, 2006, the chairman of the Audit Committee receives an additional annual retainer of $15,000 and each other member of the Audit Committee receives an additional annual retainer of $5,000. The chairmen of the Governance Committee and the Compensation Committee also each receive an additional annual retainer of $5,000. We provide these additional annual retainers for directors serving on the Audit Committee and for the chairmen of the Compensation and Governance Committees in recognition of the additional work required for such service. We also reimburse non-employee directors for reasonable out-of-pocket expenses incurred in attending each Board of Directors or committee meeting; however, beginning January 1, 2006, non-employee directors do not receive a separate fee for each Board of Directors or committee meeting they attend.

Prior to January 1, 2006, each non-employee director received an annual retainer of $40,000 payable in January. Each non-employee director also received compensation of $2,500 for each session during which he or she attended a Board of Directors meeting, $1,500 for any and all committee meetings attended, $1,250 for each Board of Directors meeting and $750 for each committee meeting held by telephone conference, plus reimbursement of reasonable out-of-pocket expenses incurred in attending each meeting. In addition, the chairman of each committee of the Board of Directors received an annual retainer of $5,000.

In addition, on August 5, 2005, the Board of Directors approved the payment of $2,500 per day (or time aggregating a full work day) for time spent by any independent director outside of Board of Directors or committee meetings assisting with specified succession planning matters, resulting in additional payments aggregating $32,500 to members of our Board of Directors during fiscal 2006.

Messrs. Massengill, Shakeel and Coyne, who are our employees, do not receive any additional compensation for their service on the Board of Directors or any Board of Directors committee.

Non-Employee Directors Stock-for-Fees Plan.  Under our Amended and Restated Non-Employee Directors Stock-for-Fees Plan, each non-employee director may elect prior to any calendar year to receive shares in lieu of any or all of (1) the annual retainer fee(s) otherwise payable to him or her in cash for that calendar year, and/or (2) any meeting attendance fees otherwise payable to him or her in cash for that calendar year. We determine the number of shares of common stock payable to a non-employee director under the Non-Employee Directors Stock-for-Fees Plan by dividing the amount of the cash fee the director would have otherwise received by the fair market value of the common stock on the date the cash fee would have been paid.

At the time of the election for a particular calendar year, we permit each non-employee director to defer between a minimum of $2,000 and a maximum of 100% of any cash or stock compensation to be paid to the director during that calendar year in accordance with our Deferred Compensation Plan. A deferral will not change the form (cash or shares) in which the fee is to be paid at the end of the deferral period. If a director has made an election pursuant to our Non-Employee Directors Stock-for-Fees Plan to defer common stock in lieu of annual retainer or meeting fees otherwise payable to the director, deferred stock units will be credited to the director’s deferred compensation account and such deferred stock units will carry no voting or dividend rights. For amounts deferred in cash pursuant to our Non-Employee Directors Stock-for-Fees Plan, each participant may elect one or more measurement funds to be used to determine additional amounts to be credited to his or her account balance, including certain mutual funds and a declared rate fund under which we credit interest at a fixed rate for each plan year. We set the fixed interest rate prior to the beginning of the plan year. The fixed interest rate was 5.25% for calendar year 2006, 5.50% for calendar year 2005, and 6.00% for calendar year 2004. Prior to January 1, 2006, pursuant to the Non-Employee Directors Stock-for-Fees Plan, we paid a 25% premium to each non-employee director who elected to defer annual retainer or meeting fees to be received in common stock. Effective January 1, 2006, the Board of Directors has eliminated the payment of this premium.

Non-employee directors have deferred the payment of annual retainer and/or meeting fees pursuant to our Non-Employee Directors Stock-for-Fees Plan and our Deferred Compensation Plan in the last three fiscal years as follows:

	2006 Deferred	2006 Cash	2005 Deferred	2005 Cash	2004 Deferred	2004 Cash
Non-Employee Director	Stock Units	Deferred	Stock Units(1)	Deferred(2)	Stock Units(1)	Deferred(2)

Peter D. Behrendt	0	$40,000	0	$0	2,120	$28,750
Kathleen A. Cote	0	0	0	17,250	4,000	41,688
Henry T. DeNero	0	0	0	0	0	0
William L. Kimsey	0	0	0	0	2,120	23,000
Michael D. Lambert	0	0	0	0	0	0
Roger H. Moore	0	0	1,912	0	7,376	0
Thomas E. Pardun	0	42,500	2,306	0	2,120	28,750

Total	0	$82,500	4,218	$17,250	17,736	$122,188

(1)	Includes a 25% premium, in the form of shares of our common stock, that each non-employee director received prior to January 1, 2006 under the Non-Employee Directors Stock-for-Fees Plan for any election to defer common stock received in lieu of annual retainer or meeting fees otherwise payable to the director. After December 31, 2005, deferrals of common stock received in lieu of annual retainer or meeting fees are ineligible for a premium payment.

(2)	Includes a 15% premium, in the form of cash, that each non-employee director received prior to January 1, 2005 under the Non-Employee Directors Stock-for-Fees Plan for any election to defer his or her annual retainer or meeting fees to be received in cash. After December 31, 2004, cash deferrals by non-employee directors are ineligible for a premium payment.

The aggregate number of shares of common stock issued to our non-employee directors pursuant to elections under the Non-Employee Directors Stock-for-Fees Plan in each of the last three fiscal years was: (1) 3,639 shares in fiscal 2006 that were previously deferred under the Deferred Compensation Plan, (2) 15,299 shares in fiscal 2005, which includes 13,454 shares of common stock previously deferred under the Deferred Compensation Plan, and (3) 3,392 shares in fiscal 2004. As of December 14, 2006, an aggregate of 161,162 shares representing deferred stock units were credited to deferred compensation accounts of our non-employee directors.

We are authorized to issue a maximum of 400,000 shares of our common stock under the Non-Employee Directors Stock-for-Fees Plan, subject to adjustments for stock splits and similar events. The Board of Directors has the power to suspend, discontinue or, subject to stockholder approval if required by applicable law or regulation, amend the Non-Employee Directors Stock-for-Fees Plan at any time.

Non-Employee Director Option Grant Program.  Pursuant to the Non-Employee Director Option Grant Program adopted by our Board of Directors under our 2004 Performance Incentive Plan, effective November 17, 2005, we grant each non-employee director upon initial election or appointment to the Board of Directors an option to purchase a number of shares of our common stock that produces an approximate value for the option grant (using a Black-Scholes valuation as of the time of grant) equal to $300,000 on the grant date. After a non-employee director joins the Board of Directors, immediately following each annual meeting of stockholders if he or she has been re-elected as a director at that annual meeting, the non-employee director will receive an option to purchase a number of shares of our common stock that produces an approximate value for the option grant (using a Black-Scholes valuation as of the time of grant) equal to $100,000 on the grant date. Prior to November 17, 2005, each newly elected or appointed non-employee director automatically received an option grant covering 75,000 shares of our common stock, and continuing non-employee directors automatically received an option grant covering 10,000 shares of our common stock immediately following each annual meeting of stockholders.

The per-share exercise price of option grants under the Non-Employee Director Option Grant Program will equal the fair market value of a share of our common stock on the date of grant, and the options will vest over a period of four years, with 25% vesting on the first anniversary of the grant date and 6.25% vesting at the end of each three-month period thereafter. In addition, all option grants under the Non-Employee Director Option Grant Program will vest only if the optionee has remained a director for the entire period from the grant date to the vesting date, unless the director retired after four years of service, in which case all options immediately vest and shall be exercised by the director before the earlier of (i) three years after the director’s retirement or (ii) the expiration of the original term of the option, provided, in each case, the director has performed at least twelve months of service for us after the grant of the option and does not render services to any of our competitors. Shares of common stock that we may issue upon the exercise of stock options granted under the Non-Employee Director Option Grant Program are subject to the applicable share limits specified in our 2004 Performance Incentive Plan.

Non-Employee Director Restricted Stock Unit Grant Program.  Our Board of Directors has adopted a Non-Employee Director Restricted Stock Unit Grant Program under our 2004 Performance Incentive Plan pursuant to which we grant restricted stock units, or RSUs, to our non-employee directors. Pursuant to this program, effective as of January 1, 2006, we award non-employee directors a number of RSUs each January 1 equal in value (based on the fair market value of an equivalent number of shares of our common stock on the grant date) to $100,000. We award non-employee directors who are newly elected or appointed to the Board of Directors after January 1 of a given year a prorated award of RSUs for that year. Prior to calendar year 2006, we granted non-employee directors 2,100 RSUs each January 1 following adoption of the plan through calendar year 2004 and 4,527 RSUs through calendar year 2005.

All RSUs vest 100% on the third anniversary of the grant. However, if a director served as a director for at least 48 continuous months when such director ceases to be a director, all unvested RSUs vest immediately upon the director’s termination, provided that the director performed at least twelve months of service for us after the grant of the RSU. If a director ceases to be a director for any reason (except removal) prior to meeting the eligibility requirements for accelerated vesting discussed above, then all of the unvested RSUs granted in the first twelve months prior to termination terminate without vesting, 1/3 of all unvested RSUs granted within the second twelve-month period prior to termination immediately vest and become payable, and 2/3 of all unvested RSUs granted within the third twelve-month period prior to termination immediately vest and become payable. These RSUs are generally paid in an equal number of shares of our common stock following the vesting date. If dividends are paid prior to the vesting and payment of the RSUs, the director is credited with additional RSUs as dividend equivalents that are subject to the same vesting requirements as the underlying RSUs. Shares of common stock issued in respect of the Non-Employee Director Restricted Stock Unit Grant Program are subject to the applicable share limits specified in our 2004 Performance Incentive Plan.

We also permit non-employee directors to defer receipt of RSUs payable under the Non-Employee Director Restricted Stock Unit Grant Program pursuant to our Deferred Compensation Plan.

EXECUTIVE COMPENSATION

The following report of our Compensation Committee addresses our policies for fiscal 2006 as they affected the Chief Executive Officer and our other executive officers, including the Named Executive Officers. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Securities Exchange Act.

Report of the Compensation Committee

Western Digital’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is responsible for approving all elements of compensation for executive officers, including approving the compensation for the Chief Executive Officer. The Committee also reviews and approves various other compensation policies and matters involving Western Digital, reviews and makes recommendations to the Board of Directors regarding non-employee director compensation, and administers Western Digital’s equity and incentive plans, including the 2004 Performance Incentive Plan, the Deferred Compensation Plan, the Incentive Compensation Plan and the 2005 Employee Stock Purchase Plan.

Each member of the Committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The Committee has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions.

Compensation Philosophy

Western Digital’s compensation philosophy for executive officers is based on the belief that the interests of the executives should be closely aligned with Western Digital’s stockholders. To support this philosophy, a significant portion of each executive officer’s compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of short-term and long-term value for Western Digital’s stockholders. Western Digital’s compensation policies and programs are designed to:

•	attract, develop, reward and retain highly qualified and talented individuals;

•	motivate executives to improve the overall performance and profitability of Western Digital, as well as the business group for which each is responsible, and reward executives when specific measurable results have been achieved;

•	encourage accountability by determining salaries and incentive awards based on each executive’s individual performance and contribution;

•	tie incentive awards to financial and non-financial metrics which drive the performance of Western Digital common stock over the long term to further reinforce the linkage between the interests of Western Digital’s stockholders and the executives; and

•	ensure compensation levels are both externally competitive and internally equitable.

In furtherance of these goals, Western Digital’s executive compensation policies, plans and programs consist of base salary, annual incentive compensation, long-term incentive awards, including stock options, restricted stock and/or stock unit awards and long-term cash awards that are conditioned upon the satisfaction of performance goals established by the Committee, a deferred compensation plan, certain severance benefits and other benefits.

The Committee considers all elements of compensation and Western Digital’s compensation philosophy when determining individual components of pay. Generally, the Committee does not follow any principles in a formulaic fashion; rather, the members use their experience and judgment in determining the mix of compensation for each individual. In addition to the experience and knowledge of the Committee and Western Digital’s Human Resources staff, the Committee utilizes the services of an independent human resources consultant who provides advice and counsel, as well as competitive data from peer companies in competition for similar management talent. The competitive data includes information from direct competitors of Western Digital and from other companies in the high-technology industry with similar size and performance characteristics. Most of the companies included in this analysis are also included in the Dow Jones US Technology, Hardware and Equipment Index (see “Stock Performance Graph” at page 26).

While there is no specific formula that is used to set compensation in relation to this market data, executive officer base salary, individual bonus target amounts and equity-based awards, when combined, are generally equivalent to the median total direct compensation level for comparable jobs in the marketplace. However, depending upon Western Digital’s business groups’ and individual performance as measured against predetermined financial and non-financial goals, amounts paid under Western Digital’s performance-based compensation program and/or equity awards granted to individuals may lead to total direct compensation levels that are lower or higher than the median levels for comparable jobs. Western Digital intends to provide a total direct compensation opportunity for executive officers that is above average, but with an above-average amount of the total direct compensation opportunity at risk and dependent upon Western Digital’s performance.

Executive Compensation Components

Western Digital’s executive compensation package consists primarily of the following components:

Base Salary.  Executive officer base salaries are reviewed annually, and base salary levels are generally targeted at the median of competitive data. The base salaries of individual executive officers can and do vary from this salary benchmark based on such factors as the competitive environment, the executive’s experience level and scope of responsibility, Western Digital’s financial condition, current performance, future potential and the overall contribution of the executive. The Committee exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criterion.

Annual Incentive Compensation.  Western Digital’s Incentive Compensation Plan, or ICP, formally links cash bonuses for executive officers and other participating employees to Western Digital’s semiannual operating performance. The Committee establishes target awards under the ICP for each executive officer, expressed as a percentage of the executive’s semiannual base salary. The Committee then semiannually establishes operating and/or financial performance goals under the ICP. For each of the first half and second half of fiscal 2006, these goals were earnings per share and revenue. The bonus pool payable under the ICP for each semiannual period can vary from 0% to 200% of the aggregate target bonuses, depending upon Western Digital’s performance against the pre-established goals. Individual awards to executive officers can also vary from their targets, depending upon the size of the bonus pool and their individual performance.

Equity and Other Long-Term Incentive Awards.  The Committee views the grant of equity-based compensation and other like awards to be a key component of its overall compensation program. Executive officers, as well as other key employees, are eligible to receive periodic grants of incentive or non-qualified stock options, restricted stock, stock units, performance stock units and/or other cash or equity-based incentive awards pursuant to Western Digital’s 2004 Performance Incentive Plan. Vesting schedules are designed to balance the goals of encouraging retention of executive officers and rewarding long-term performance and commitment to Western Digital. While all executive officers are eligible, the type of award as well as the size of the grant each executive officer receives is determined and approved by the Committee in consultation with the Vice President, Human Resources and the Chief Executive Officer (except in the case of the CEO’s own equity and other long-term incentive awards, which are determined and approved solely by the Committee).

The amount of each executive officer’s award is determined by the Committee based upon the executive’s individual performance, the executive’s current compensation package, the value of the executive’s unvested stock options and restricted stock or stock units, comparable competitive company practices, and the Committee’s appraisal of the executive’s anticipated long-term future contribution to Western Digital.

In February 2006, based on a review and analysis provided by the Committee’s independent consultant, the Committee approved certain changes to Western Digital’s long-term incentive program including limiting the participation in the program to employees within senior management. For the most senior participants, including all of Western Digital’s executive officers, the long-term incentive opportunity includes a combination of restricted stock units, stock options and long-term performance cash, which are divided in accordance with guidelines established by the Committee. Since the Committee’s adoption of the new long-term incentive program, the Committee continues to make the determination of the amount of awards in light of the factors described above, and presently intends to make the awards generally consistent with the new long-term incentive program guidelines and structure.

In particular, long-term incentive compensation that may be awarded by the Committee includes:

Stock Options:  The Committee believes that the grant of stock options to executive officers with an exercise price per share equal to the fair market value of Western Digital’s common stock on the date of grant is an effective incentive for executive officers to create value for Western Digital’s stockholders and is an effective means of motivating, retaining and rewarding executives who are in a position to contribute to Western Digital’s long-term growth and profitability.

Restricted Stock and Restricted Stock Units:  The Committee considers awards of restricted stock or restricted stock units to be the key component of compensation when long-term retention is desired. In February 2006, the Committee initiated the award of restricted stock units to employees in lieu of restricted stock in order to enable the recipient to defer the payout of such awards in accordance with Western Digital’s Deferred Compensation Plan. By their nature, restricted stock and stock unit awards create both retention and stockholder alignment and, therefore, can be a useful compensation tool.

Long-Term Cash Awards:  The Committee considers long-term cash awards to be performance based. This program formally links long-term cash awards for executive officers and other participating employees to Western Digital’s operating performance over a multiple year timeframe and based upon a pre-determined financial metric approved by the Committee. The total amount payable pursuant to a long-term cash award can vary from 0% to 200% of the target award, depending upon Western Digital’s performance against the pre-established goals.

In addition, from time to time, Western Digital may grant cash and/or equity awards to key employees whose retention is deemed critical to Western Digital’s future success. The purpose of these awards is to retain critical talent by providing a significant incremental opportunity for capital accumulation and to focus participants on increasing the value of Western Digital’s common stock.

All equity awards and long-term cash awards are granted by the Committee pursuant to Western Digital’s 2004 Performance Incentive Plan and certain other cash awards are documented by individual agreements with the executive. The awards vest in accordance with schedules designed to maximize retention value for the executives receiving such awards. In addition, beginning in October 2006, all equity awards will be granted in accordance with a grant policy that Western Digital has implemented to achieve additional process improvements adopted by the Board of Directors in response to the recommendation of a special committee of the Board following a company-initiated, voluntary review of Western Digital’s historical stock options. These additional process improvements are designed to improve Western Digital’s controls and procedures with respect to the granting of stock options, restricted stock units and other equity awards.

Severance Benefits.   Executive officers are eligible to receive certain severance benefits under Western Digital’s Executive Severance Plan and Change of Control Severance Plan. These plans are described in more detail under “Employment Contracts, Termination of Employment and Change in Control Arrangements” beginning on page 27.

Benefits.   Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. These benefits are largely those that are offered to the general employee population, with some variation, primarily with respect to eligibility for participation in the Deferred Compensation Plan, the availability of expanded medical benefits, and the availability of various limited allowances, including life insurance, financial planning and club memberships. The Committee believes that the benefits offered to executive officers generally are competitive. From time to time, Western Digital’s Human Resources Department obtains data to help ensure that such benefit plans and programs remain competitive and reports its findings to the Committee.

Awarding Incentive Compensation for Fiscal 2006

The Committee believes that Western Digital delivered exceptional financial performance during fiscal 2006 and, as a result, the value of Western Digital’s common stock rose from $13.76 on July 1, 2005 to $19.81 on June 30, 2006. This exceptional financial performance is highlighted by:

•	a 95% year over year increase in earnings per share (from $0.91 to $1.77), and

•	year over year revenue growth of 19% (from $3.6 billion to $4.3 billion).

Because Western Digital exceeded all of the financial and other performance goals under the ICP in fiscal 2006, ICP cash awards equivalent to approximately 192% of the target awards were made to executive officers for the six months ended December 30, 2005 and ICP cash awards equivalent to approximately 125% of the target awards were made to executive officers for the six months ended June 30, 2006.

Awards of stock options, restricted stock, restricted stock units and long-term cash awards made to Western Digital’s executive officers during fiscal 2006 are summarized below under “Summary Compensation,” “Option/SAR Grants in Last Fiscal Year” and “Long-Term Incentive Plans — Awards in Last Fiscal Year” beginning at page 20. The Committee granted the entire award of restricted stock units to Mr. Bukaty and Mr. Milligan, the award of 20,000 restricted stock units to Dr. Moghadam and a portion of the 300,000 shares of restricted stock awarded to Mr. Coyne in fiscal 2006 in consideration of each such executive officer’s cancellation of the performance share award granted to the executive officer in fiscal 2005. The Committee awarded additional shares of restricted stock to Mr. Coyne and Dr. Moghadam in fiscal 2006 for retention purposes and additional stock options, restricted stock units and long-term cash awards to Mr. Coyne and Dr. Moghadam in fiscal 2006 in recognition of their contributions to Western Digital and at a level consistent with the long-term incentive program.

In addition, in September 2005, Mr. Coyne received a payment of $75,000 pursuant to his long-term retention agreement with Western Digital and Dr. Moghadam received a payment of $112,500 pursuant to his long-term retention agreement with Western Digital. These long-term retention agreements are described in further detail under “Employment Contracts, Termination of Employment and Change in Control Arrangements” beginning on page 27.

Chief Executive Officer Compensation

Mr. Massengill served as Chief Executive Officer until October 1, 2005 when he was succeeded as Chief Executive Officer by Arif Shakeel. Mr. Massengill remains a full-time employee of Western Digital in his position as Chairman of the Board of Directors. The compensation arrangements of Mr. Massengill and Mr. Shakeel are described below and have been designed to encourage both short-term and long-term performance of Western Digital as well as to align their interests with the interests of Western Digital’s stockholders. The majority of Mr. Massengill’s and Mr. Shakeel’s compensation, including stock options and other stock-based compensation and annual incentive bonuses, will ultimately be based upon the financial performance of Western Digital and how that performance is reflected in Western Digital’s stock price.

The Committee reviews and approves corporate goals and objectives for the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and determines and approves the Chief Executive Officer’s compensation level. On behalf of the Committee, the Governance Committee and the independent members of the Board may, as it and the Committee determine appropriate, provide input to the Committee on the performance of the Chief Executive Officer. Western Digital’s overall performance and the Chief Executive Officer’s individual performance are critical factors in the Committee’s determination.

Compensation for Mr. Massengill

During fiscal 2006, Mr. Massengill served as Chief Executive Officer from July 1, 2005 until October 1, 2005 at which time, pursuant to an Employment Agreement he entered into with Western Digital on August 25, 2005,

Mr. Massengill relinquished his role as Chief Executive Officer and agreed to serve as a full-time employee of Western Digital in his current position as Chairman of the Board of Directors. Pursuant to this agreement and as an inducement for Mr. Massengill to serve as Chairman of the Board, Mr. Massengill continued to receive base salary, paid bi-weekly, at his then-current annual rate of $800,000 and his target annual bonus under the ICP remained 100% of his base salary, resulting in bonus payments earned by Mr. Massengill during fiscal 2006 under the ICP of $1,258,000. In addition, for certain equity awards previously granted to Mr. Massengill that were scheduled to vest after the scheduled term of Mr. Massengill’s employment with Western Digital and as an inducement to continue to serve until such time, Mr. Massengill agreed that all stock options and restricted stock awards previously granted to him that were scheduled to vest after July 31, 2007 would be cancelled and that all outstanding stock options and shares of restricted stock that were scheduled to vest after January 1, 2007 but on or before July 31, 2007 would accelerate and become vested on January 1, 2007 provided that Mr. Massengill remained employed through January 1, 2007. The additional terms of Mr. Massengill’s Employment Agreement with Western Digital are described in further detail under “Employment Contracts, Termination of Employment and Change in Control Arrangements” beginning on page 27.

Compensation for Mr. Shakeel

Mr. Shakeel became Chief Executive Officer of Western Digital effective October 1, 2005 pursuant to an Employment Agreement he entered into with Western Digital on August 25, 2005. Pursuant to this agreement, effective October 1, 2005, Mr. Shakeel’s base salary, paid bi-weekly, increased to $800,000 and his target annual bonus under the ICP increased to 100% of his base salary, resulting in bonus payments earned by Mr. Shakeel during fiscal 2006 under the ICP of $1,258,000. Mr. Shakeel also received a grant of 1,250,000 shares of restricted common stock of Western Digital. Subject to Mr. Shakeel’s continued employment by Western Digital, 500,000 of these shares of restricted stock will vest on January 1, 2007 and the remaining 750,000 of these shares of restricted stock were to vest on January 1, 2008. In addition, pursuant to the agreement, the entire performance share award granted to Mr. Shakeel in fiscal 2005 was cancelled as were 28,333 unvested shares of restricted stock and 78,125 shares of common stock subject to stock options granted to Mr. Shakeel that were scheduled to vest after December 31, 2007. Mr. Shakeel’s Employment Agreement with Western Digital has been subsequently amended, and the terms of the amendment are described below under “Employment Contracts, Termination of Employment and Change in Control Arrangements” beginning on page 27.

The Committee worked with an independent compensation consulting firm in formulating and structuring the compensation package for Mr. Shakeel. While Mr. Shakeel’s total direct compensation, including his award of restricted stock, was determined to be between the 50th and 75th percentile of competitive market benchmark data, a significant portion of Mr. Shakeel’s compensation remains subject to possible downside risk given the volatility of Western Digital’s stock over short to medium-term periods. In addition, the cancellation of Mr. Shakeel’s performance share award as well as portions of his outstanding stock options and restricted stock represented significant lost value for Mr. Shakeel, even though the awards would normally have required Mr. Shakeel to remain employed with Western Digital beyond the term of his employment agreement. Further, in approving the terms of Mr. Shakeel’s employment agreement, the Committee also considered the fact that Mr. Shakeel demonstrated an excellent track record of strong operating performance at Western Digital during his tenure as Chief Operating Officer and the need to retain his services.

The Committee continues to believe that, in light of Mr. Shakeel’s individual performance and his unique contribution to Western Digital’s performance during fiscal 2006, Mr. Shakeel’s salary, bonus and restricted stock award for fiscal 2006 were both competitive and fair and reasonable to Western Digital and its stockholders.

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer or any of its four other most highly compensated executive officers as of the end of any fiscal year. Certain performance-based compensation, however, is exempt from the Section 162(m) deduction limit. It is the Committee’s current intent that, so long as it is consistent with Western Digital’s overall compensation objectives and philosophy, executive compensation will be structured so as to be deductible for federal income tax purposes to the extent reasonably possible. The 2004 Performance Incentive Plan has been structured so that any taxable compensation derived pursuant to the exercise of options approved by the Committee and granted under such plans should not be subject to the Section 162(m) deductibility limitations. In addition, the long-term cash awards to certain of the executive officers are intended to be exempt from the Section 162(m) deductibility limitations. Base salaries, bonuses under the ICP, long-term cash retention awards and restricted stock or stock unit awards with time-based vesting do not, however, satisfy all the requirements of Section 162(m) and, accordingly, are not exempt from the Section 162(m) deductibility limitations. Nevertheless, the Committee has determined that these plans and policies are in the best interests of Western Digital and its stockholders since the plans and policies permit Western Digital to recognize an executive officer’s contributions as appropriate. The Committee will, however, continue to consider, among other relevant factors, the deductibility of compensation when the Committee reviews Western Digital’s compensation plans and policies. The Committee reserves the right to continue to award non-deductible compensation in such circumstances as it deems appropriate.

COMPENSATION COMMITTEE*

Michael D. Lambert, Chairman
Roger H. Moore
Thomas E. Pardun

October 30, 2006

* Our Board of Directors appointed Mr. Pardun as a member of the Compensation Committee on October 30, 2006 to replace Mr. Behrendt who resigned as a member, and as Chairman, of the Compensation Committee on October 7, 2006.

Summary Compensation Table

The following table sets forth the compensation paid for fiscal 2006 to all individuals serving as Chief Executive Officer during fiscal 2006 and to our four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2006 (collectively, the “Named Executive Officers”).

								Long-Term Compensation
								Awards			Payouts
		Annual Compensation*						Restricted		Securities
						Other Annual		Stock/Stock		Underlying	LTIP		All Other
	Fiscal	Salary		Bonus		Compensation		Unit		Options/SARs	Payouts		Compensation
Name and Principal Position	Year	($)		($)(1)		($)		Awards ($)(2)		(#)	($)		($)

Matthew E. Massengill(3)	2006	800,000		1,258,000		—		—		—	—		4,150	(4)
Chairman and Former	2005	776,923		1,300,000		—		5,615,500		500,000	5,808,600	(5)	3,140
Chief Executive Officer	2004	726,923	(6)	—		—		—		300,000	6,864,200	(7)	3,184
Arif Shakeel(8)	2006	757,462		1,258,000		—		17,812,500	(9)	—	—		5,930	(4)
Chief Executive Officer	2005	573,077		801,375		—		3,522,450		250,000	4,149,000	(10)	4,201
	2004	571,154	(6)	—		—		—		200,000	4,903,000	(11)	3,776
John F. Coyne(12)	2006	547,692		991,525	(13)	106,312	(14)	4,731,900	(9)	315,000	—		74,921	(4)
President and	2005	271,154		380,000		88,933	(14)	1,221,297		60,000	—		14,563
Chief Operating Officer
Raymond M. Bukaty	2006	381,154		574,188	(15)	—		1,390,260	(9)	—	—		4,331	(4)
Senior Vice President,	2005	345,385		370,063		—		1,654,020		58,000	—		3,260
Administration, General	2004	324,462	(6)	—		—		—		85,000	75,000		3,308
Counsel and Secretary
Hossein M. Moghadam(16)	2006	400,000		521,350	(17)	—		1,318,603	(9)	14,017	—		9,475	(4)
Senior Vice President,	2005	328,846		387,500		—		587,004		58,000	—		7,544
Chief Technology Officer
Stephen D. Milligan	2006	381,154		471,750		—		1,318,350	(9)	—			2,653	(4)
Senior Vice President and	2005	345,385		405,063	(18)	—		1,633,600		54,000	—		2,420
Chief Financial Officer	2004	307,154	(6)	35,000	(19)	—		772,500		135,000	—		4,436

*	The amount of perquisites and other personal benefits received by each of the Named Executive Officers for the years indicated did not exceed the lesser of $50,000 or 10% of the individual’s total annual salary and bonus, which represents the threshold reporting requirement.

(1)	Unless otherwise indicated, the amounts disclosed in the Bonus column for 2006 and 2005 were all awarded under our Incentive Compensation Plan.

(2)	At the end of fiscal 2006, the aggregate share amount and dollar value of (i) all unvested restricted stock awards granted to the Named Executive Officers (which consisted of the unvested portion of restricted stock awards granted to the Named Executive Officers in fiscal 2004, 2005 and 2006), and (ii) all unvested restricted stock unit awards granted to the Named Executive Officers (which consisted of the unvested portion of restricted stock unit awards granted to the Named Executive Officers in fiscal 2006), were as follows (based on the $19.81 closing price of our common stock on June 30, 2006):

	Unvested Restricted Stock		Unvested Restricted Stock
	Awards		Unit Awards*
Name	# Shares	$ Amount	# Units	$ Amount

Matthew E. Massengill	500,000	$9,905,000	—	$—
Arif Shakeel**	1,566,667	31,035,673	—	—
John F. Coyne	358,425	7,100,399	30,000	594,300
Raymond M. Bukaty	162,000	3,209,220	58,000	1,148,980
Hossein M. Moghadam	88,473	1,752,650	26,308	521,162
Stephen D. Milligan	216,250	4,283,913	55,000	1,089,550

*	Each restricted stock unit is a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to one outstanding share of our common stock.

**	For Mr. Shakeel, these awards include 90,800 shares of restricted stock that were scheduled to vest on January 1, 2008. This amount was cancelled on October 31, 2006 pursuant to an amendment to our employment agreement with Mr. Shakeel.

(3)	Mr. Massengill resigned as Chief Executive Officer effective October 1, 2005. He remains an executive officer in his capacity as Chairman of our Board of Directors.

(4)	The amounts reported in this column for fiscal 2006 consist of: (i) our matching contributions to the Western Digital Corporation 401(k) Plan on behalf of Mr. Massengill ($2,000), Mr. Shakeel ($2,000), Mr. Coyne ($2,000), Mr. Bukaty ($2,000), Dr. Moghadam ($2,000) and Mr. Milligan ($2,000); (ii) the dollar value of life insurance premiums paid by, or on behalf of, us with respect to term life insurance for the benefit of Mr. Massengill ($2,150), Mr. Shakeel ($3,930), Mr. Coyne ($4,440), Mr. Bukaty ($2,331), Dr. Moghadam ($7,475) and Mr. Milligan ($653); (iii) relocation expenses of $51,654 relating to Mr. Coyne’s relocation from Malaysia to the United States; and (iv) $16,827 paid by us to Mr. Coyne for unused vacation days in accordance with our vacation policy.

(5)	This amount represents the final annual installment paid to Mr. Massengill upon the final July 1, 2005 vesting of “share units” awarded to him pursuant to his Long-Term Retention Agreement. The Long-Term Retention Agreement pursuant to which Mr. Massengill received the share units is described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(6)	Our 2004 fiscal year included 27 bi-weekly pay periods.

(7)	This amount represents the payment of two annual installments under a Long-Term Retention Agreement with Mr. Massengill: the first is a 2003 installment of $3,227,000 and the second is a 2004 installment of $3,637,200. We are reporting the combined amount of $6,864,200 in the table as a fiscal 2004 payment because the annual installment vesting of the “share units” underlying the payments occurred on July 1, 2003 and July 1, 2004. Each of these dates was part of fiscal 2004 because fiscal 2004 commenced June 28, 2003 and ended July 2, 2004. The Long-Term Retention Agreement pursuant to which the Mr. Massengill received these share units is described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(8)	Our Board of Directors promoted Mr. Shakeel to President and Chief Executive Officer effective October 1, 2005. He assumed the sole role of Chief Executive Officer in June 2006 following the promotion of John Coyne to President and Chief Operating Officer. Prior to October 1, 2005, Mr. Shakeel served as our President and Chief Operating Officer.

(9)	We granted these restricted stock and restricted stock unit awards in fiscal 2006 under our 2004 Performance Incentive Plan and we have valued them in the table as of the date of grant. If we pay dividends, dividends would be payable on the shares of restricted stock listed in the table below at the same rate and time and in the same form in which dividends are payable on other outstanding shares of our common stock. No dividends would be payable on the shares of restricted stock units listed in the table below. The number, value as of the date of grant and vesting schedules of these restricted stock and restricted stock unit awards to the Named Executive Officers are as follows:

	# Shares	# Shares	Per
	Subject to	Subject to	Share
	Restricted	Restricted	Value at
	Stock	Stock	Date of
Name	Award	Units	Grant	Vesting Schedule

Arif Shakeel*	1,250,000		$14.25	500,000 shares vest on 1/1/2007 and the remaining 750,000 shares vest on 1/1/2008
John F. Coyne		30,000	20.13	Vests in full on May 11, 2009
	300,000		13.76	Vests in equal installments on November 17, 2006, 2007 and 2008
Raymond M. Bukaty		58,000	23.97	Vests in full on August 31, 2008
Hossein M. Moghadam		6,308	23.97	Vests in full on February 16, 2009
		20,000	23.97	Vests in full on August 31, 2008
	50,000		13.76	Vests in equal installments on November 17, 2006, 2007 and 2008
Stephen D. Milligan		55,000	23.97	Vests in full on August 31, 2008

*	For Mr. Shakeel, this award includes 90,800 shares of restricted stock that were scheduled to vest on January 1, 2008. This amount was cancelled on October 31, 2006 pursuant to an amendment to our employment agreement with Mr. Shakeel. Also pursuant to this amendment, the remaining 659,200 shares of restricted stock that were scheduled to vest on January 1, 2008 will instead vest on June 29, 2007 if Mr. Shakeel remains employed by us on that date.

(10)	This amount represents the final annual installment paid to Mr. Shakeel upon the final July 1, 2005 vesting of “share units” awarded to him pursuant to his Long-Term Retention Agreement. The Long-Term Retention Agreement pursuant to which Mr. Shakeel received these share units is described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(11)	This amount represents the payment of two annual installments under a Long-Term Retention Agreement with Mr. Shakeel: the first is a 2003 installment of $2,305,000 and the second is a 2004 installment of $2,598,000. We are reporting the combined amount of $4,903,000 in the table as a fiscal 2004 payment because the annual installment vesting of the “share units” underlying the payments occurred on July 1, 2003 and July 1, 2004. Each of these dates was part of fiscal 2004 because fiscal 2004 commenced June 28, 2003 and ended July 2, 2004. The Long-Term Retention Agreement pursuant to which Mr. Shakeel received these share units is described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(12)	Mr. Coyne became an executive officer of Western Digital in fiscal 2005 and therefore we are providing no information prior to such year.

(13)	This amount includes a $75,000 retention bonus earned by Mr. Coyne pursuant to the Long-Term Retention Agreement described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(14)	Consists of tax equalization payments paid by us on behalf of Mr. Coyne with respect to his services in Malaysia.

(15)	This amount includes a one-time discretionary bonus of $102,438 paid to Mr. Bukaty.

(16)	Dr. Moghadam became an executive officer of Western Digital in fiscal 2005 and therefore we are providing no information prior to such year.

(17)	This amount includes a $112,500 retention bonus earned by Dr. Moghadam pursuant to the Long-Term Retention Agreement described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(18)	This amount includes a $35,000 retention bonus earned by Mr. Milligan upon completion of twenty-four months of employment with us.

(19)	This amount consists of a retention bonus earned by Mr. Milligan upon completion of twelve months of employment with us.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding stock options to purchase shares of our common stock granted to the Named Executive Officers during fiscal 2006 and the potential realizable value at certain assumed rates of stock price appreciation for the option term. These assumed rates are in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

	Individual Grants				Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options/SARs*	Exercise		Annual Rates of Stock
	Underlying	Granted to	or Base		Price Appreciation for
	Options/SARs*	Employees in	Price	Expiration	Option Term
Name	Granted(1)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Matthew E. Massengill	—	—	—	—	—	—
Arif Shakeel	—	—	—	—	—	—
John F. Coyne	65,000	5.51	20.13	5/11/2016	822,877	2,085,332
	250,000	21.17	13.76	11/17/2015	2,163,398	5,482,474
Raymond M. Bukaty	—	—	—		—	—
Hossein M. Moghadam	14,017	1.19	23.97	2/16/2016	211,301	535,478
Stephen D. Milligan	—	—	—	—	—	—

*	We have not historically granted Stock Appreciation Rights.

(1)	All of these options to purchase shares of our common stock were granted under our 2004 Performance Incentive Plan and were granted at fair market value on the date of grant. Options become exercisable as to 25% of the total number of shares granted on the first anniversary of the grant date and 6.25% at the end of each three-month period thereafter, except that the option grant to Mr. Coyne covering 250,000 shares of our common stock vests in three equal annual installments beginning on the first anniversary of the grant date. All options have a term of 10 years, subject to earlier termination in connection with termination of employment. The Compensation Committee administers the 2004 Performance Incentive Plan and has broad discretion and authority to construe and interpret the plan.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth the option exercises by the Named Executive Officers in fiscal 2006, the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on June 30, 2006, and the aggregate gains that would have been realized had these options been exercised on June 30, 2006 even though these options were not exercised, and the unexercisable options could not have been exercised, on June 30, 2006.

			Number of Securities			Value of Unexercised
			Underlying Unexercised			In-the-Money
	Shares	Value	Options/SARs*			Options/SARs*
	Acquired on	Realized	At Fiscal Year End (#)			At Fiscal Year End ($)(2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable		Exercisable	Unexercisable

Matthew E. Massengill	802,705	8,780,071	380,900	231,250		2,119,652	2,005,500
Arif Shakeel	237,500	2,798,140	40,625	156,250	(3)	318,500	1,321,250	(3)
John F. Coyne	52,494	597,190	66,252	375,935		224,224	2,127,474
Raymond M. Bukaty	70,200	1,246,364	138,439	69,561		1,330,921	613,179
Hossein M. Moghadam	60,312	396,502	28,188	73,079		355,653	599,467
Stephen D. Milligan	161,532	2,525,092	28,626	85,842		338,825	823,948

*	We have not historically granted Stock Appreciation Rights.

(1)	We determine this value based on the market value on the date of exercise of shares covered by the exercised options, less the option exercise price.

(2)	These amounts represent the difference between the exercise price of in-the-money options and the market price of our common stock on June 30, 2006, the last trading day of fiscal 2006. The closing price of our common stock on that day on the New York Stock Exchange was $19.81. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(3)	These amounts include an aggregate of 43,750 shares of common stock subject to stock options granted to Mr. Shakeel that were cancelled October 31, 2006 pursuant to an amendment to our employment agreement with Mr. Shakeel.

Long-Term Incentive Plans — Awards in Last Fiscal Year

The following table sets forth the dollar value of a long-term cash award granted to each of Mr. Coyne and Dr. Moghadam during fiscal 2006. Each long-term cash award is subject to our 2004 Performance Incentive Plan and a separate award agreement.

	Number of
	Shares, Units	Performance or	Estimated Future Payouts Under Non-Stock Price-Based Plans(1)
	or Other	Other Period Until	Threshold	Target	Maximum
Name	Rights (#)(1)	Maturation or Payout	($)	($)	($)

John F. Coyne	—	7/01/06 - 6/27/08	0	600,000	1,200,000
Hossein M. Moghadam	—	12/31/05 - 6/29/07	0	150,000	300,000

(1)	The long-term cash award is valued at a target amount as determined by the administrator of our 2004 Performance Incentive Plan and will be payable in cash at the end of the applicable performance period based upon the achievement of one or more objective performance goals set forth in the applicable award agreement. No amount will be payable if minimum performance levels are not achieved and up to a maximum of 200% of the target cash award will be payable if performance exceeds the target level. In the event the recipient ceases to be employed by us or any of our subsidiaries before the end of the applicable performance period, the long-term cash award will terminate, except that in the event of a recipient’s death, a pro rata portion of the long-term cash award will be payable to the recipient’s legal representative as further provided in the applicable award agreement. If eligible, each recipient will be permitted to defer payment of the long-term cash award covered by his agreement pursuant to our Deferred Compensation Plan. In addition, subject to certain limitations, 100% of the target award amount (or such greater percentage as the Compensation Committee may deem appropriate in the circumstances) will become payable upon the occurrence of a change in control event.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2006, the Compensation Committee consisted of Messrs. Behrendt, Lambert and Moore. All members of the Compensation Committee during fiscal 2006 were independent directors and none of them were our employees or former employees or had any relationship with us requiring disclosure under rules of the Securities Exchange Commission requiring disclosure of certain relationships and related party transactions. There are no Compensation Committee interlocks between us and other entities in which one of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return of our common stock with the cumulative total return of the S&P 500 Index and the Dow Jones US Technology, Hardware and Equipment Index for the five years ended June 30, 2006. The graph assumes that $100 was invested on June 29, 2001 in our common stock and each index and that all dividends were reinvested. We have not declared any cash dividends on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 investment on 6/29/01)

Total Return Analysis

	6/29/01	6/28/02	6/27/03	7/02/04	7/01/05	6/30/06
Western Digital Corporation	100.00	82.28	270.38	212.66	348.35	501.52
S&P 500 Index	100.00	82.01	82.22	97.93	104.12	113.11
Dow Jones US Technology, Hardware & Equipment	100.00	59.18	65.46	84.53	82.20	85.16

The stock performance graph shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall it be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Securities Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors and officers and persons who beneficially own more than 10% of our common stock must report their initial ownership of our equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. The Securities and Exchange Commission has established specific due dates for these reports, and we must disclose in this Proxy Statement any late filings during fiscal 2006. To our knowledge, based solely on our review of the copies of such reports required to be furnished to us with respect to fiscal 2006 and the written responses to annual directors’ and officers’ questionnaires that no other reports were required, all of these reports were timely filed.

LEGAL PROCEEDINGS

The following purported shareholder derivative actions have been filed challenging conduct by certain of our current and former board members and officers in connection with various stock option grants:

•	In re Western Digital Corporation Derivative Litigation, SACV 06-729 AG (RNBx), United States District Court for the Central District of California. On November 29, 2006, the court consolidated under the above caption three federal derivative actions: (i) Dreyfuss v. Massengill, et al., Case No. SACV 06-729 AG (RNBx), United States District Court for the Central District of California, filed August 9, 2006; (ii) Kastella and Sakamoto v. Mercer, et al., Case No. SACV 06-868 CJC (MLGx), United States District Court for the Central District of California, filed September 14, 2006; and (iii) Mason v. Massengill, et al., Case No. CV06-6845 PA (RZx), United States District Court for the Central District of California, filed October 27, 2006. Under the consolidation order, the plaintiffs are expected to file a consolidated amended complaint by December 15, 2006, and the defendants can file a motion to dismiss by January 16, 2007. The jointly-filed complaint in the Dreyfuss and Kastella and Sakamoto actions asserted claims for violations of Sections 14(a) and 20(a) of the Securities Exchange Act, accounting, breach of fiduciary duty and/or aiding and abetting, constructive fraud, waste of corporate assets, unjust enrichment, rescission, breach of contract, and violation of the California Corporations Code in connection with our option granting practices. The complaint in the Mason action asserted claims for violations of Section 14(a) of the Securities Exchange Act, accounting, breach of fiduciary duty and/or aiding and abetting, abuse of control, gross mismanagement, constructive fraud, waste of corporate assets, unjust enrichment, rescission, and violation of the California Corporations Code in connection with our option granting practices. We expect that the consolidated amended complaint will contain similar claims and allegations.

•	Lasker v. Massengill, et al., Case No. 06-CC-00159, Superior Court of the State of California for the County of Orange, filed August 14, 2006. The complaint asserts causes of action for breach of fiduciary duty, accounting, abuse of control, gross mismanagement, constructive fraud, corporate waste, unjust enrichment, and rescission in connection with our option granting practices. The parties have signed a stipulation requesting that the court consolidate this action with the Rosen action referenced below. The Lasker and Rosen plaintiffs are expected to file jointly an amended complaint by January 29, 2007.

•	Rosen v. Shakeel, et al., Case No. 06-CC-00234, Superior Court of the State of California for the County of Orange, filed November 6, 2006. The complaint asserts causes of action for unjust enrichment, breach of fiduciary duty, violations of the California Corporations Code, abuse of control, gross mismanagement, waste of corporate assets, accounting, rescission, and constructive trust in connection with our option granting practices. The parties have signed a stipulation requesting that the court consolidate this action with the Lasker action referenced above. The Lasker and Rosen plaintiffs are expected to file jointly an amended complaint by January 29, 2007.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

Employment Arrangements

Mr. Massengill.  On August 25, 2005, we entered into an Employment Agreement with Mr. Massengill pursuant to which he relinquished the role of Chief Executive Officer, effective October 1, 2005, and agreed to continue to serve as Chairman of our Board of Directors or in such other executive capacity as the Board of Directors may assign. Mr. Massengill’s duties as Chairman of the Board include offering assistance to Mr. Shakeel in his new position as Chief Executive Officer and coordinating investor communications.

In accordance with the agreement, Mr. Massengill will continue to receive base salary at his current annual rate of $800,000, his target annual bonus under our Incentive Compensation Plan is 100% of his base salary, and

Mr. Massengill will be entitled to participate in our other benefit plans on terms consistent with those generally applicable to our other senior executives. We have cancelled Mr. Massengill’s outstanding stock options and shares of restricted stock, to the extent that such options and shares of restricted stock were scheduled to vest after July 31, 2007, pursuant to the agreement. Provided that Mr. Massengill remains employed by us through January 1, 2007, any of his outstanding stock options and any of his shares of restricted stock scheduled to vest after January 1, 2007 and on or before July 31, 2007 will accelerate and become vested on January 1, 2007. With respect to the accelerated options, Mr. Massengill will have until the later of (i) January 1, 2010, or (ii) the time the options would have otherwise expired or been terminated in accordance with the termination of employment rules otherwise applicable to the options (but in no event later than the expiration date of the options) to exercise the options. Also pursuant to the agreement, the entire performance share award granted to Mr. Massengill in January 2005 has been cancelled.

If we terminate Mr. Massengill’s employment other than for cause (as defined in the agreement) prior to January 1, 2007, Mr. Massengill will be entitled to (i) a lump sum cash payment equal to his base salary and target bonus for the period between the date his employment terminates and January 1, 2007, and (ii) accelerated vesting of any and all options and other equity-based awards then outstanding and not otherwise fully vested, but only to the extent such awards were otherwise scheduled to vest on or before July 31, 2007. The Employment Agreement with Mr. Massengill expires January 1, 2007, subject to certain termination provisions.

Mr. Shakeel.  On August 25, 2005, we also entered into an Employment Agreement with Mr. Shakeel pursuant to which he became President and Chief Executive Officer on October 1, 2005. We subsequently entered into an amendment to this agreement with Mr. Shakeel on October 31, 2006. In accordance with the agreement, as amended, Mr. Shakeel will serve as our President and Chief Executive Officer through January 1, 2007 and as a Special Advisor to the Chief Executive Officer from January 2, 2007 through June 29, 2007. During such period of employment, Mr. Shakeel’s annual base salary is $800,000, his target annual bonus under our Incentive Compensation Plan is 100% of his base salary, and Mr. Shakeel is entitled to participate in our other benefit plans on terms consistent with those generally applicable to our other senior executives.

Pursuant to the agreement, Mr. Shakeel received an award of 1,250,000 shares of restricted stock on August 25, 2005. An aggregate of 500,000 shares subject to this award will vest on January 1, 2007. The remaining 750,000 shares subject to this award were scheduled to vest on January 1, 2008; however, in accordance with the amendment to Mr. Shakeel’s Employment Agreement, 90,800 shares subject to this award were cancelled on October 31, 2006 and the remaining 659,200 shares will instead now vest in full on June 29, 2007 subject to Mr. Shakeel remaining employed by us on that date.

In addition, pursuant to the agreement, we cancelled Mr. Shakeel’s outstanding stock options and shares of restricted stock granted prior to August 25, 2005 to the extent that such options and shares of restricted stock were scheduled to vest after December 31, 2007, as well as the entire performance share award granted to Mr. Shakeel in January 2005. In accordance with the amendment to Mr. Shakeel’s Employment Agreement, on October 31, 2006, we also cancelled an aggregate of 43,750 shares subject to stock options previously granted to Mr. Shakeel that were scheduled to vest after June 29, 2007 and before January 1, 2008.

If we terminate Mr. Shakeel’s employment other than for cause (as defined in the agreement) prior to June 29, 2007, Mr. Shakeel will be entitled to (i) a lump sum cash payment equal to his base salary and target bonus for the period between the date his employment terminates and June 29, 2007, and (ii) accelerated vesting of any and all options and other equity-based awards then outstanding and not otherwise fully vested, but only to the extent such awards were otherwise scheduled to vest before June 29, 2007. The Employment Agreement with Mr. Shakeel, as amended, expires June 29, 2007, subject to certain termination provisions.

Mr. Coyne.  On October 31, 2006, we entered into an Employment Agreement with Mr. Coyne pursuant to which he will be become Chief Executive Officer while also retaining his current title as President. In accordance with the agreement, effective January 2, 2007, Mr. Coyne’s annual base salary will increase to $800,000, his target annual bonus under our Incentive Compensation Plan will increase to 100% of his base salary and he will be entitled to participate in our other benefit plans on terms consistent with those generally applicable to our other senior executives.

Pursuant to the agreement, Mr. Coyne also received two long-term performance cash awards, each of which provide for a cash bonus opportunity with a target amount of $1,000,000. One cash award corresponds to the performance period July 1, 2006 through June 29, 2007 and the other cash award corresponds to the performance period July 1, 2006 through June 27, 2008. The performance cash awards are each subject to performance objectives determined by our Compensation Committee. In addition, each year during Mr. Coyne’s employment as President and Chief Executive Officer commencing after the first day of fiscal year 2008, Mr. Coyne will be eligible for and will receive a performance cash award with a target amount of no less than $2,000,000. Each such performance cash award will be based on a 24-month performance cycle.

Subject to Mr. Coyne’s employment as President and Chief Executive Officer on January 31, 2007, the agreement also provides that Mr. Coyne will receive 1,100,000 restricted stock units under our 2004 Performance Incentive Plan on January 31, 2007. Subject to Mr. Coyne’s employment by us, these units will vest and become payable as follows: 110,000 on January 1, 2008, 110,000 on January 1, 2009, 330,000 on January 1, 2010, 110,000 on January 1, 2011 and 440,000 on January 1, 2012. Also on January 31, 2007, Mr. Coyne will receive a stock option under our 2004 Performance Incentive Plan to purchase 120,000 shares of our common stock (subject to proportionate and equitable adjustments for stock splits and similar changes in capitalization). The exercise price per share of the option will equal the fair market value of a share of our common stock on the grant date of the option. If we are in a trading blackout period on January 31, 2007 pursuant to our policies on trading company securities applicable to executive officers generally, our Compensation Committee may, in its discretion, delay the effective date of grant of either or both of the restricted stock unit award or the stock option until after the blackout period ends, in which case the grant of these awards will be made effective by approval of our Compensation Committee promptly following the end of the blackout period (and the date of the option will be the date of this approval).

In addition, pursuant to the agreement, in each of our four fiscal years commencing with fiscal year 2008, Mr. Coyne will receive a stock option to purchase shares of our common stock. The number of shares subject to these stock options will be determined in the good faith discretion of our Compensation Committee based on Mr. Coyne’s individual performance, our performance and market benchmark comparisons of compensation data for chief executive officers against both peer group and general industry survey data.

If we terminate Mr. Coyne’s employment prior to January 1, 2012 other than for cause (as defined in the agreement) or Mr. Coyne’s death or disability, Mr. Coyne will be entitled to the Tier 1 benefits under our Executive Severance Plan or, if applicable, the benefits under our Amended and Restated Change of Control Severance Plan and payment of certain other accrued obligations, including annual base salary and vacation accrued through Mr. Coyne’s termination date.

In the event Mr. Coyne remains employed by us as President and Chief Executive Officer through January 1, 2012, then upon Mr. Coyne’s termination for any reason other than cause, all stock options granted to Mr. Coyne during the term of his employment agreement will become fully vested and Mr. Coyne will have three years to exercise the options, subject to their earlier expiration. In addition, Mr. Coyne will be eligible to receive payout following the end of each performance period subject to any outstanding performance cash award on a pro-rata basis based on the period of Mr. Coyne’s employment by us during the applicable performance period. The Employment Agreement with Mr. Coyne expires January 1, 2012, subject to certain termination provisions.

Long-Term Retention Agreements

Mr. Massengill and Mr. Shakeel.  We entered into Amended and Restated Long-Term Retention Agreements with each of Mr. Massengill and Mr. Shakeel, effective December 20, 2002, amending and restating prior long-term retention agreements with each of them. The Long-Term Retention Agreements were intended to add incentives for the executives to advance our long-term interests. Pursuant to the Long-Term Retention Agreements, our Board of Directors granted Mr. Massengill and Mr. Shakeel 1.4 million and 1.0 million “share units,” respectively, subject to certain adjustment, vesting, forfeiture and repayment provisions. The share units vested in three installments: 25% vested on July 1, 2003, 30% vested on July 1, 2004 and 45% vested on July 1, 2005. Within fifteen days of each vesting period, we paid each executive a cash amount equal to the product of the number of share units that vested and the average closing price of our common stock for the preceding forty-five day period, but in no event more than

$9.22 per share unit. The “share units” granted to each of the executives have fully vested and, therefore, no further payments will be made to Mr. Massengill or Mr. Shakeel pursuant to these agreements. We have further detailed the amounts paid to each executive under “Executive Compensation — Summary Compensation Table” on page 20.

Mr. Coyne and Dr. Moghadam.  Effective as of September 21, 2004, we entered into Long-Term Retention Agreements with each of Mr. Coyne and Dr. Moghadam for the purpose of giving each of them an added incentive to advance our interests. Pursuant to these agreements, Mr. Coyne received a cash award in the amount of $300,000 and Dr. Moghadam received a cash award in the amount of $450,000. Each award vested and became payable 25% on September 1, 2005 and 30% on September 1, 2006 and the remaining 45% will vest and become payable on September 1, 2007, subject to each executive’s continued employment with us. In the event of certain corporate changes (as described in the agreements and including our liquidation or a merger, reorganization or consolidation with another company in which we are not the surviving corporation and the surviving corporation does not assume the award or agree to issue a substitute award in its place) or certain terminations of the executive’s employment upon a change of control (as defined in the agreement), any unvested portion of the cash award will vest in full and be payable to the executive. Further, in the event that the executive’s employment with us terminates due to his death, the next installment of the cash award scheduled to vest will immediately vest and become payable and all other unvested portions of the cash award will be forfeited.

Executive Severance Plan

On February 16, 2006, our Board of Directors adopted an Executive Severance Plan. Participants in the Executive Severance Plan include certain of our senior management who are not otherwise currently party to a written employment agreement (other than an agreement providing for at-will employment and for no specified term) and who our Board of Directors or Compensation Committee has designated as a Tier 1 Executive, Tier 2 Executive or Tier 3 Executive. The Compensation Committee has designated each of Mr. Coyne, Mr. Bukaty, Dr. Moghadam and Mr. Milligan as Tier 1 Executives under the Executive Severance Plan. Mr. Massengill and Mr. Shakeel are not eligible to participate in the Executive Severance Plan.

The Executive Severance Plan provides that a participant will receive the following severance benefits in the event of termination of employment without cause (as defined in the Executive Severance Plan):

(1) a lump sum severance payment equal to the participant’s monthly base salary minus applicable taxes over a number of months ranging from 12 months to 24 months depending upon the participant’s status as a Tier 1, Tier 2 or Tier 3 Executive;

(2) a lump sum pro-rata bonus payment minus applicable taxes under our bonus program for the bonus cycle in which the participant’s termination date occurs (determined based on the number of days in the applicable bonus cycle during which the participant was employed (not to exceed six months) and assuming we meet 100% of the performance target(s) subject to the bonus award regardless of actual funding by us);

(3) acceleration of the vesting of the participant’s then outstanding stock options and restricted stock or stock unit awards that are subject to time-based vesting requirements to the extent such stock options and restricted stock or stock units awards would have vested and become exercisable or payable, as applicable, if the participant had remained employed for an additional six months;

(4) outplacement services provided by a vendor chosen by us and at our expense for 12 months following the participant’s termination of employment; and

(5) payment by us of applicable COBRA premium payments following expiration of the participant’s company-provided medical, dental and/or vision coverage existing as of the participant’s termination date for a number of months ranging from 12 months to 24 months depending upon the participant’s status as a Tier 1, Tier 2 or Tier 3 Executive, unless and until the participant otherwise becomes eligible for equivalent coverage under another employer’s plan.

Payment of severance benefits under the Executive Severance Plan is conditioned upon the participant’s execution of a valid and effective release. In addition, no participant is entitled to a duplication of benefits under the Executive Severance Plan or any other severance plan of ours or our subsidiaries.

Change of Control Severance Plan

Effective March 29, 2001, our Board of Directors adopted a Change of Control Severance Plan covering certain of our executives and our subsidiaries’ executives, including each of the currently employed Named Executive Officers. The Change of Control Severance Plan provides for payment of severance benefits to each participating executive officer in the event of termination of his or her employment in connection with a change of control of Western Digital. The plan provides for two levels of severance benefits. The severance benefits are payable if we or our subsidiaries terminate the employment of the executive officer without cause or the employee voluntarily terminates his or her employment for good reason (generally consisting of adverse changes in responsibilities, compensation, benefits or location of work place, or breach of the plan by us or any successor) within one year after a change of control or prior to and in connection with, or in anticipation of, such a change. The plan was amended in February 2006 to extend its term until March 29, 2011.

For each of the Named Executive Officers and certain other officers subject to Section 16 of the Securities Exchange Act, the severance benefits generally consist of the following:

(1) a lump sum payment equal to two times the officer’s annual base compensation plus the target bonus as in effect immediately prior to the change in control or as in effect on the date of notice of termination of the executive officer’s employment with us, whichever is higher;

(2) 100% vesting of any unvested stock options granted to the officer by us;

(3) extension of the period during which the officer may exercise his or her stock options to the longer of (a) 90 days after the date of termination of his or her employment and (b) the period specified in the plan or agreement governing the options;

(4) continuation for a period of 24 months of the same or equivalent life, health, hospitalization, dental and disability insurance coverage and other employee insurance or welfare benefits, including equivalent coverage for the officer’s spouse and dependent children, and a car allowance equal to what the officer was receiving immediately prior to the change in control, or a lump sum payment equal to the cost of obtaining coverage for 24 months if the officer is ineligible to be covered under the terms of our insurance and welfare benefit plans;

(5) a lump sum payment equal to the amount of in-lieu payments that the officer would have been entitled to receive during the 24 months after termination of his or her employment if, prior to the change in control, the officer was receiving any cash-in-lieu payments designed to enable the officer to obtain insurance coverage of his or her choosing; and

(6) acceleration of all awards granted to the officer under our Executive Retention Plan adopted in 1998 or any similar plan.

Any health and welfare benefits will be reduced to the extent of the receipt of substantially equivalent coverage by the officer from any successor employer. Generally, the benefits will be increased to the extent the officer has to pay taxes associated with “excess parachute payments” under the Internal Revenue Code, such that the net amount received by the officer is equal to the total payments he or she would have received had the tax not been incurred.

Stock Incentive Plans and Deferred Compensation Plan

Subject to certain conditions or restrictions as described in our stock incentive plans, our stock incentive plans generally provide for the acceleration of the vesting of awards granted thereunder in the event of certain change of control events described in the plans. In these circumstances, each option may become immediately exercisable and each restricted stock or stock unit award may immediately vest. Further, under our Deferred Compensation Plan, in the event of certain change of control events described in the plan, contribution and deferral amounts will immediately vest (to the extent unvested) and will become payable to the participants as provided in the plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information with respect to our equity compensation plans as of June 30, 2006, which plans were as follows: Non-Employee Directors Stock-for-Fees Plan, 2004 Performance Incentive Plan, Employee Stock Option Plan, Broad-Based Stock Incentive Plan, Stock Option Plan for Non-Employee Directors and 2005 Employee Stock Purchase Plan. With the exception of the Broad-Based Stock Incentive Plan, these plans have each been approved by our stockholders. Following expiration of the Employee Stock Option Plan on November 10, 2004 and approval of the 2004 Performance Incentive Plan by our stockholders on November 18, 2004, no new awards are permitted under the Employee Stock Option Plan, the Broad-Based Stock Incentive Plan and the Stock Option Plan for Non-Employee Directors.

	(a)		(b)		(c)
					Number of Securities
					Remaining Available for
	Number of Securities to be		Weighted-Average		Future Issuance Under
	Issued Upon Exercise of		Exercise Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column(a))

Equity compensation plans approved by security holders	10,002,156	(1)	$12.1823	(2)	18,865,108	(3)
Equity compensation plans not approved by security holders	2,578,753	(4)	4.8123		0

Total	12,580,909		$10.6520		18,865,108

(1)	Of these shares, as of June 30, 2006, 2,581,540 were subject to stock options outstanding under the 2004 Performance Incentive Plan, 6,951,017 were subject to stock options outstanding under the Employee Stock Option Plan, 308,437 were subject to stock options outstanding under the Stock Option Plan for Non-Employee Directors, and 161,162 were subject to deferred stock units credited under the Non-Employee Directors Stock-for-Fees Plan that will be paid in an equivalent number of shares. In addition, this amount does not include an aggregate of 3,340,920 shares of restricted stock and restricted stock unit awards that were unvested as of June 30, 2006 under the 2004 Performance Incentive Plan and will vest through September 30, 2009.

(2)	This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of deferred stock units credited under the Non-Employee Directors Stock-for-Fees Plan.

(3)	Of these shares, as of June 30, 2006, 14,244,266 remained available for future issuance under the 2004 Performance Incentive Plan, 150,218 remained available for future issuance under the Non-Employee Directors Stock-for-Fees Plan and 4,470,624 remained available for future issuance under the 2005 Employee Stock Purchase Plan.

(4)	Does not include an aggregate of 220,956 shares of restricted stock outstanding and unvested as of June 30, 2006 under the Broad-Based Stock Incentive Plan that will vest through September 21, 2008.

Broad-Based Stock Incentive Plan

On September 30, 1999, our Board of Directors approved the Broad-Based Stock Incentive Plan under which options to purchase 2,578,753 shares of our common stock were outstanding as of June 30, 2006 and 220,956 shares of restricted stock remained unvested as of June 30, 2006. This plan was intended to qualify as “broadly-based” under the New York Stock Exchange stockholder approval policy at the time of its adoption and was not submitted to our stockholders for approval. Following approval of the 2004 Performance Incentive Plan by our stockholders in November 2004, no new awards are permitted under the Broad-Based Incentive Plan after such date and, therefore, no shares remain available for grant under the plan.

None of the stock options that we granted under the plan are incentive stock options under Section 422 of the Internal Revenue Code and the term of each outstanding option granted under the plan will not exceed ten years from the date of its grant. All unvested shares of restricted common stock that we awarded under the plan are subject to time-based vesting requirements. All of such shares of restricted stock will vest on or before September 21, 2008 unless such shares are earlier forfeited as required by the plan or by an agreement evidencing the award made under the plan.

The Compensation Committee of our Board of Directors administers the Broad-Based Stock Incentive Plan. The committee has broad discretionary authority to construe and interpret the plan. The committee may in its discretion provide financing to a participant in a principal amount sufficient to pay the purchase price of any award and/or to pay the amount of taxes required by law to be withheld with respect to any award. Any such loan must be subject to all applicable legal requirements and restrictions pertinent thereto. Further, the committee may, through the terms of the award or otherwise, provide for lapse of restrictions on an option or restricted stock award, either immediately upon a change of control of Western Digital (as defined in the plan), or upon termination of the eligible employee’s employment within 24 months following a change of control. The committee may also provide for the exercise, payment or lapse of restrictions on an award that is only effective if no provision is made in the change of control transaction.

The Board of Directors or the Compensation Committee, subject to rules of the New York Stock Exchange requiring stockholder approval, may amend, alter or discontinue agreements evidencing an award made under the plan. These amendments may include: (i) reducing the exercise price of outstanding options; or (ii) after the date of a change of control, impairing the rights of any award holder, without such holder’s consent, under any award granted prior to the date of any change of control. No award, or any interest in an award may be transferred in any manner, other than by will or the laws of descent and distribution, unless the agreement evidencing an award expressly states that it is transferable.

AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended June 30, 2006. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Securities Exchange Act.

Report of the Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of Western Digital and its subsidiaries, and has general responsibility for oversight and review of the accounting and financial reporting practices, internal controls and accounting and audit activities of Western Digital and its subsidiaries. The Audit Committee acts pursuant to a written charter. Our Board of Directors original adopted the Audit Committee Charter on September 6, 1995 and most recently approved an amendment of the Charter on March 16, 2005. A copy of the amended charter is available on our website under the Governance section at www.westerndigital.com. The Board of Directors has determined that each of the members of the Audit Committee qualifies as an “independent” director under applicable rules of the New York Stock Exchange and the Securities and Exchange Commission.

Management is responsible for the preparation, presentation and integrity of Western Digital’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Western Digital’s independent registered public accounting firm, is responsible for performing an independent audit of Western Digital’s financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP).

During fiscal 2006, the Audit Committee met a total of fifteen times, five in person and ten via telephone conference. During fiscal 2006, the Audit Committee also met and held discussions with management and KPMG LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent accountants. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit.

The Audit Committee reviewed and discussed the audited financial statements of Western Digital for the fiscal year ended June 30, 2006 with management and the independent accountants. The Board of Directors, including the Audit Committee, received an opinion of KPMG LLP as to the conformity of such audited consolidated financial statements with GAAP.

The Audit Committee discussed with KPMG LLP the overall scope and plan for its audit. The Audit Committee met regularly with KPMG LLP, with and without management present, to discuss the results of its examination, its evaluation of Western Digital’s internal control over financial reporting and the overall quality of Western Digital’s accounting principles. In addition, the Audit Committee has received written disclosures and a letter from KPMG LLP regarding its independence from Western Digital as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of that firm. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG LLP for audit and non-audit services.

Based upon such reviews and discussions, the Audit Committee has recommended to the Board of Directors of Western Digital that the audited financial statements be included in Western Digital’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also appointed KPMG LLP to serve as Western Digital’s independent registered public accounting firm for the fiscal year ending June 29, 2007.

AUDIT COMMITTEE*

Henry T. DeNero, Chairman
Kathleen A. Cote
William L. Kimsey

November 16, 2006

* Mr. Pardun also served as a member of the Audit Committee through October 30, 2006.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of KPMG LLP, certified public accountants, has served as our independent registered public accounting firm since our incorporation in 1970. The Audit Committee of the Board of Directors has again appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending June 29, 2007. We are not required to submit the appointment of KPMG for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. If a majority of the shares represented at the Annual Meeting and entitled to vote do not ratify this appointment, the Audit Committee will reconsider its appointment of KPMG and will either continue to retain this firm or appoint a new independent registered public accounting firm. We expect one or more representatives of KPMG to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Following are the fees paid by us to KPMG for the fiscal years ended June 30, 2006 and July 1, 2005:

Description of Professional Service	2006	2005

Audit Fees — professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Form 10-Qs	$1,852,000	$1,532,000
Audit-Related Fees — assurance and related services reasonably related to the performance of the audit or review of our financial statements(1)	41,000	98,000
Tax Fees — professional services rendered for tax compliance, tax advice and tax planning(2)	291,000	262,000
All Other Fees — None	0	0

(1)	Audit-Related Fees billed in fiscal 2006 and fiscal 2005 consisted of audits of our distributors, accounting assistance to our subsidiaries, and audits performed in connection with the Western Digital Corporation 401(k) Plan.

(2)	Tax Fees in fiscal 2006 and fiscal 2005 consisted of tax compliance assistance and related services and transfer pricing review.

The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy requires that KPMG LLP seek pre-approval by the Audit Committee of all audit and permissible non-audit services by providing a description of the services to be performed and specific fee estimates for each such service. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and permissible non-audit services and associated fees up to a maximum for any one audit-related or non-audit service of US$50,000, provided that the Chairman shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting for ratification. One-hundred percent (100%) of the Audit-Related Fees and Tax Fees billed by KPMG during fiscal 2006 and fiscal 2005 were approved by the Audit Committee pursuant to regulations of the Securities and Exchange Commission.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote (which shares must also constitute at least the required quorum) is required for ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 29, 2007.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 29, 2007.

STOCKHOLDER PROPOSALS FOR 2007

Proposals for Inclusion in Proxy Statement.  Our 2007 Annual Meeting of Stockholders is currently scheduled to be held on November 15, 2007. For your proposal or director nomination to be considered for inclusion in the proxy statement and form of proxy for our 2007 Annual Meeting of Stockholders, your written proposal must be received by our Secretary at our principal executive offices no later than June 13, 2007. Since the expected date of our 2007 Annual Meeting is more than 30 days earlier than the first anniversary of our 2006 Annual Meeting of Stockholders, we have selected June 13, 2007 as a reasonable deadline under Rule 14a-8 of the Securities Exchange Act of 1934 to receive timely stockholder proposals for the 2007 Annual Meeting. If we change the date of the 2007 Annual Meeting by more than 30 days, your written proposal must be received by our Secretary at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for the 2007 Annual Meeting, provided that you also meet the additional deadline for stockholder proposals required by our Bylaws and summarized below. You should also be aware that your proposal or director nomination must comply with Securities and Exchange Commission regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals to be Addressed at Meeting.  In addition, in order for your proposal or director nomination to be considered at our 2007 Annual Meeting (including from the floor if you did not comply with the deadline above for inclusion of your proposal or director nomination in our proxy materials), our Bylaws require that, among other things, stockholders give written notice of any proposal or nomination of a director to our Secretary at our principal executive offices no earlier than the close of business on July 18, 2007 (the one hundred twentieth day prior to the anticipated date of our 2007 Annual Meeting) and no later than the close of business on August 17, 2007 (the ninetieth day prior to the anticipated date of our 2007 Annual Meeting). Notwithstanding the foregoing, in the event that we change the date of the 2007 Annual Meeting from the currently scheduled date of November 15, 2007, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2007 Annual Meeting and no later than 90 days prior to the date of the 2007 Annual Meeting or the close of business on the tenth day following the day on which public announcement of the 2007 Annual Meeting is made. Stockholder proposals or nominations for director that do not meet the notice requirements set forth above and further described in Section 2.11 of our Bylaws will not be acted upon at the 2007 Annual Meeting.

ANNUAL REPORT

Our 2006 Annual Report on Form 10-K has been mailed to stockholders and posted on the Internet at www.westerndigital.com concurrently with the mailing of this Proxy Statement. The information on our web site is not incorporated herein and shall not be deemed to be a part of this proxy solicitation material. We will provide, without charge, a copy of our 2006 Annual Report on Form 10-K for the year ended June 30, 2006 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to the following address:

Raymond M. Bukaty
Secretary
Western Digital Corporation
20511 Lake Forest Drive
Lake Forest, California 92630-7741

OTHER MATTERS

Our Board of Directors does not know of any other matters to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournments or postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In accordance with the rules of the Securities and Exchange Commission, we are delivering only one Proxy Statement and Annual Report to multiple stockholders that share the same address unless we have received contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of this Proxy Statement or the Annual Report to a stockholder at a shared address to which a single copy of this Proxy Statement or the Annual Report was delivered. If you are a stockholder at a shared address to which we delivered a single copy of this Proxy Statement or the Annual Report and you desire to receive a separate copy of this Proxy Statement or the Annual Report, or if you desire to notify us that you wish to receive a separate proxy statement or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of this Proxy Statement or the Annual Report and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Western Digital Corporation, 20511 Lake Forest Drive, Lake Forest, California 92630-7741 or by telephone to our Investor Relations at 1-800-695-6399.

If a broker or other record holder holds your Western Digital Corporation shares, please contact your broker or other record holder directly if you have questions, require additional copies of this Proxy Statement or the Annual Report, or wish to receive multiple reports by revoking your consent to householding.

VOTING VIA THE INTERNET OR BY TELEPHONE

Stockholders may submit proxies by mail, telephone or the Internet. Your telephone or Internet proxy authorizes the proxies named on the enclosed proxy card to vote your shares to the same extent as if you marked, signed, dated and returned the enclosed proxy card. Stockholders of record may submit proxies telephonically by calling 1 (800) 690-6903 (within the U.S. and Canada only, toll-free) and following the recorded instructions. Stockholders of record may submit a proxy via the Internet by going to the website at www.proxyvote.com and following the instructions to obtain your records and to create an electronic voting instruction form. Beneficial stockholders who hold their shares in “street name” may vote by telephone or by Internet by following the instructions specified on the voting instruction cards provided by their broker, trustee or nominee. The telephone and Internet voting procedures authenticate stockholders’ identities, allow stockholders to give their voting instructions and confirm proper recording of stockholders’ instructions. Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Standard Time on February 5, 2007. If you submit your proxy or voting instruction by telephone or the Internet you do not need to return the enclosed proxy card or voting instruction card. Submitting your proxy or voting instruction via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting, although beneficial stockholders must obtain a “legal proxy” from the broker, trustee or nominee that holds their shares giving them the right to vote the shares at the Annual Meeting in order to vote in person at the Annual Meeting. Section 212(c)(2) of the Delaware General Corporation Law permits the granting of proxies electronically.

EXPENSES OF SOLICITATION

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and form of proxy, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by us. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers, and regular employees who will not receive any additional compensation for such solicitation. We have also engaged D.F. King & Co., Inc. to assist us in connection with the solicitation of proxies for the Annual Meeting for a fee that we do not expect to exceed $12,000 plus a reasonable amount to cover expenses. We have agreed to indemnify D.F. King & Co. against certain liabilities arising out of or in connection with this engagement. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

Lake Forest, California
December 15, 2006

Whether or not you plan on attending the meeting, you are urged to vote these shares by completing and returning this proxy card or transmitting your voting instructions electronically via the Internet or by the phone. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you had marked, signed and returned a proxy card.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Western Digital Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Western Digital Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by February 5, 2007.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WDIGI1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTERN DIGITAL CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
PROPOSALS:

1.	ELECTION OF DIRECTORS	For	Against	Abstain		For	Against	Abstain

	01) Matthew E. Massengill	☐	☐	☐	06) William L. Kimsey	☐	☐	☐

	02) Peter D. Behrendt	☐	☐	☐	07) Michael D. Lambert	☐	☐	☐

	03) Kathleen A. Cote	☐	☐	☐	08) Roger H. Moore	☐	☐	☐

	04) John F. Coyne	☐	☐	☐	09) Thomas E. Pardun	☐	☐	☐

	05) Henry T. DeNero	☐	☐	☐	10) Arif Shakeel	☐	☐	☐

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Western Digital Corporation for the fiscal year ending June 29, 2007.					☐	☐	☐

SIGN AND DATE - Please sign your name(s) exactly as your name(s) appears hereon. All joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Signature 1	Date	Signature 2	Date

WESTERN DIGITAL CORPORATION
20511 Lake Forest Drive
Lake Forest, California 92630-7741
THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, hereby revoking any proxy previously given, appoints Matthew E. Massengill and Raymond M. Bukaty, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote all the shares of common stock of Western Digital Corporation held of record by the undersigned on December 14, 2006, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Western Digital Corporation to be held on February 6, 2007, and at any postponements or adjournments thereof. The proposals of the Company referred to on the other side are described in the Proxy Statement, dated as of December 15, 2006, which is being delivered herewith in connection with the Annual Meeting.
This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the ten nominees named in Proposal 1 and for Proposal 2. Whether or not direction is made, each of the Proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
If you have a beneficial interest in shares held by the Western Digital Corporation 401(k) Plan, then this card also constitutes your voting instructions to the Trustee of such plan. If you do not sign and return this card, or attend the Annual Meeting and vote in person, such shares will not be voted by the Trustee.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.
(IMPORTANT — PLEASE SIGN ON OTHER SIDE)

Whether or not you plan on attending the meeting, you are urged to vote these shares by completing and returning this proxy card or transmitting your voting instructions electronically via the Internet or by the phone. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you had marked, signed and returned a proxy card.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY INTERNET -www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Western Digital Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Western Digital Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by February 5, 2007.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WDIGI4	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTERN DIGITAL CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
PROPOSALS:

1.	ELECTION OF DIRECTORS	For	Against	Abstain		For	Against	Abstain

	01) Matthew E. Massengill	☐	☐	☐	06) William L. Kimsey	☐	☐	☐

	02) Peter D. Behrendt	☐	☐	☐	07) Michael D. Lambert	☐	☐	☐

	03) Kathleen A. Cote	☐	☐	☐	08) Roger H. Moore	☐	☐	☐

	04) John F. Coyne	☐	☐	☐	09) Thomas E. Pardun	☐	☐	☐

	05) Henry T. DeNero	☐	☐	☐	10) Arif Shakeel	☐	☐	☐

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Western Digital Corporation for the fiscal year ending June 29, 2007.					☐	☐	☐

SIGN AND DATE - Please sign your name(s) exactly as your name(s) appears hereon. All joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Signature 1	Date	Signature 2	Date

December 15, 2006
TO: Participants in the Western Digital Corporation 401(k) Plan
As a participant in the Western Digital Corporation 401(k) Plan, you have the right to vote the shares of Western Digital Corporation common stock allocated to your account.
To allow you to do this, please complete, sign and date the enclosed card, which will give instructions to the trustee of the plan, T. Rowe Price Trust Company, on how you wish these shares to be voted. Also enclosed is an Annual Report on Form 10-K and a Proxy Statement which explains the issues being presented for stockholder approval at the 2006 Annual Meeting of Stockholders to be held on February 6, 2007.
The 2006 Annual Meeting of Stockholders is being held to elect ten directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 29, 2007.
Your Board of Directors unanimously recommends that you vote FOR each of the ten director nominees named in Proposal 1 and FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.
As a stock owner in Western Digital Corporation, ONLY YOU CAN VOTE THESE SHARES through the trustee. No one else has that right. If you do not provide the trustee with voting instructions, these shares will not be voted unless you attend the Annual Meeting and vote in person. Therefore, it is important that these shares, no matter how large or small the amount, be represented at the 2006 Annual Meeting of Stockholders.
Please take the time to complete the enclosed card and return it in the enclosed, pre-addressed envelope as soon as possible.
Thank you for your cooperation.
Raymond M. Bukaty
Senior Vice President, Administration,
General Counsel and Secretary

WESTERN DIGITAL CORPORATION
20511 Lake Forest Drive
Lake Forest, California 92630-7741
THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, hereby revoking any proxy previously given, appoints Matthew E. Massengill and Raymond M. Bukaty, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote all the shares of common stock of Western Digital Corporation held of record by the undersigned on December 14, 2006, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Western Digital Corporation to be held on February 6, 2007, and at any postponements or adjournments thereof. The proposals of the Company referred to on the other side are described in the Proxy Statement, dated as of December 15, 2006, which is being delivered herewith in connection with the Annual Meeting.
This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the ten nominees named in Proposal 1 and for Proposal 2. Whether or not direction is made, each of the Proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
If you have a beneficial interest in shares held by the Western Digital Corporation 401(k) Plan, then this card also constitutes your voting instructions to the Trustee of such plan. If you do not sign and return this card, or attend the Annual Meeting and vote in person, such shares will not be voted by the Trustee.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.
(IMPORTANT — PLEASE SIGN ON OTHER SIDE)